Exhibit 10.9

Execution Version

XIAOJU KUAIZHI INC.
ARRANGED BY

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH,
GOLDMAN SACHS LENDING PARTNERS LLC and
MORGAN STANLEY SENIOR FUNDING, INC.
ACTING AS MANDATED LEAD ARRANGERS AND BOOKRUNNERS

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,
BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH,
BARCLAYS BANK PLC and
CITICORP NORTH AMERICA, INC.
ACTING AS MANDATED LEAD ARRANGERS

MIZUHO BANK, LTD.

ACTING AS LEAD ARRANGER

WITH

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS SINGAPORE BRANCH

ACTING AS AGENT

US$1,600,000,000 REVOLVING FACILITY
AGREEMENT WITH AN ACCORDION OPTION OF
UP TO US$400,000,000

35.	Remedies and waivers	141
36.	Amendments and waivers	141
37.	Confidential Information	147
38.	Confidentiality of Funding Rates and Reference Bank Quotations	151
39.	Counterparts	153
40.	Governing law	154
41.	Enforcement	154
42.	Waiver of immunity	155
Schedule 1 The Original Lenders		156
Schedule 2 Conditions precedent		157
Part A Conditions precedent to initial Utilisation		157
Part B Conditions precedent to each Utilisation		160
Part C Conditions Precedent required to be delivered by a subordination deed party		161
Schedule 3 Utilisation Request		163
Schedule 4 Form of Transfer Certificate		165
Schedule 5 Form of Assignment Agreement		168
Schedule 6 Form of Compliance Certificate		171
Schedule 7 Existing guarantee, loan and Security/Quasi-Security		172
Part A Existing Financial Indebtedness		172
Part B Existing guarantee		173
Part C Existing loan		174
Part D Existing Security/Quasi-Security		175
Schedule 8 Form of Increase Confirmation		176
Schedule 9 Timetables		178
Schedule 10 Form of Lenders Accession Memorandum		179
Schedule 11 White List		183

THIS AGREEMENT is dated 12 April 2021 and made between:

(1)                                 XIAOJU KUAIZHI INC., an exempted company with limited liability incorporated under the laws of the Cayman Islands with registered number 274643, whose registered office is at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Borrower”);

(2)                                 XIAOJU SCIENCE AND TECHNOLOGY (HONG KONG) LIMITED小桔科技香港有限公司, a limited liability company incorporated under the laws of Hong Kong with registered number 1858359, whose registered office is at Suite 3101, Everbright Centre 108 Gloucester Road Wanchai, Hong Kong (the “Offshore Guarantor I”);

(3)                                 DIDI (HK) SCIENCE AND TECHNOLOGY LIMITED滴滴 (香港) 科技有限公司, a limited liability company incorporated under the laws of Hong Kong with registered number 1947356, whose registered office is at Suite 3101, Everbright Centre 108 Gloucester Road Wan Chai, Hong Kong (together with the Offshore Guarantor I, the “Offshore Guarantors”, each an “Offshore Guarantor”);

(4)                                 JPMORGAN CHASE BANK, N.A., acting through its Hong Kong Branch, a national banking association organised under the laws of United States of America with limited liability, GOLDMAN SACHS LENDING PARTNERS LLC and MORGAN STANLEY SENIOR FUNDING, INC. (the “Mandated Lead Arrangers and Bookrunners”);

(5)                                 THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH, a branch of a national banking association organised and existing with limited liability under the laws of the United States of America, BARCLAYS BANK PLC, incorporated in the United Kingdom with limited liability, and CITICORP NORTH AMERICA, INC. (the “Mandated Lead Arrangers”);

(6)                                 MIZUHO BANK, LTD., incorporated in Japan with limited liability (the “Lead Arranger”, together with the Mandated Lead Arrangers and Bookrunners and the Mandated Lead Arrangers, whether acting individually or together, the “Arrangers”);

(7)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”); and

(8)                                 JPMORGAN CHASE BANK, N.A., acting through its Singapore Branch, a national banking association organised under the laws of United States of America with limited liability as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“2020 Annual Financial Statements” means the audited consolidated financial statements of the Borrower for its financial year ending on 31 December 2020.

“Acceptable Bank” means:

(a)                                 a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)                                 any other bank or financial institution approved by the Agent. “Accession Lender” means:

(a)                                 an Original Lender; or

(b)                                 a bank or financial institution which becomes a Party and participates in the Facility after the date of this Agreement,

which, in each case, assumes additional or new Commitment pursuant to a Lenders Accession Memorandum.

“Accession Date” has the meaning given to that term in paragraph (a) of Clause 2.4 (Accordion).

“Accounting Principles” means IFRS or US GAAP.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annual Financial Statements” means the financial statements of the Borrower for a Financial Year delivered pursuant to Clause 4.1 (Initial conditions precedent) or paragraph (a) of Clause 20.1 (Financial statements), including for the avoidance of doubt, the financial statements for a Financial Year delivered pursuant to the proviso at the end of Clause 20.1 (Financial statements).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” has the meaning given to that term in Clause 22.17 (Anti-Corruption Law, Anti-Money Laundering Laws and Sanctions)

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Agent.

“Authorisation” means:

(a)                                 an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Authorised Signatory” means in respect of a company, the CEO, the CFO, any director or any other authorised signatory of that company.

“Automatic Rollover Loan” has the meaning given to that term in Clause 5.3 (Automatic rollover).

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one Month before the Termination Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)                                 the amount of its participation in any outstanding Loans; and

(b)                                 in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)                                 in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law as described in the EU Bail-In Legislation Schedule from time to time;

(b)                                 in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)                                  in relation to the United Kingdom, the UK Bail-In Legislation.

“Break Costs” means the amount (if any) by which:

(a)                                      the interest (excluding any portion thereof representing the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount of that Loan or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                      the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Singapore, Hong Kong, Beijing and the Cayman Islands, and:

(a)                                      (in relation to any date for payment in US$) New York; and

(b)                                      (in relation to the determination of any interest rate by reference to LIBOR for any Interest Period in relation to any Loan) London.

“Business Suspension Event” means the event where service or product in respect of the ride-hailing business in China provided by the Group is required by any Governmental Agency in the PRC to be fully or substantially fully suspended or terminated and such suspension or termination subsists for no less than fourteen (14) consecutive days.

“Cash” means, at any time, cash in hand or at bank and to which such member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)                                      that cash is repayable (or repayable subject to giving notice or demand) within 30 days after the relevant date of calculation;

(b)                                      repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)                                       there is no Security over that cash except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements or any Security securing the Consolidated Total Borrowings (or part thereof); and

(d)                                 in relation to an Offshore Group Member, the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility or, as the case may be, the Consolidated Total Borrowings secured by it.

“Cash Equivalent Investments” means at any time, investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty and which are not issued or guaranteed by a member of the Group, provided that a member of the Group alone (or together with other members of the Group) is beneficially entitled to such investments at such time.

“Cash Pooling” has the meaning given to that term in paragraph (i) of the definition of “Permitted Security”.

“CEO” means, in relation to a company, the chief executive officer of that company.

“CFO” means, in relation to a company, the chief financial officer of that company.

“Change of Control” means, at any time:

(a)                                 any person or group of persons acting in concert gains direct or indirect control of the Borrower, where for the purpose of this paragraph (a):

(i)                                          “control” of the Borrower means:

(A)                                    the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)                                 cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Borrower;

(2)                                 appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or

(3)                                 give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower are obliged to comply; or

(B)                                    the holding beneficially of more than 50% of the Equity Interests in the Borrower; and

(ii)                                  “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower;

(b)                                      the Borrower does not or ceases to:

(i)                                     beneficially own (directly or indirectly) 100% of the Equity Interests in each Offshore Guarantor and 100% of the economic interests in each Offshore Guarantor, in each case, free from Security; or

(ii)                                  have the power (directly or indirectly) to appoint or remove (or control the appointment or removal of) all of the directors of each Offshore Guarantor;

(c)                                       the Offshore Guarantor I does not or ceases to:

(i)                                     beneficially own (directly or indirectly) 100% of the Equity Interests in the WFOE and 100% of the economic interests in the WFOE, in each case, free from Security; or

(ii)                                  have the power (directly or indirectly) to appoint or remove (or control the appointment or removal of) all of the directors of the WFOE;

(d)                                      the WFOE does not or ceases to have effective control over the Restricted Group Holding Company, including but not limited to:

(i)                                     the WFOE does not or ceases to have power to direct the activities that most significantly affects the economic performance of the Restricted Group Holding Company;

(ii)                                  the WFOE does not or ceases to receive the economic benefits of business operations of the Restricted Group Holding Company and its Subsidiaries, free from Security; or

(iii)                               the WFOE does not or ceases to have an exclusive option to purchase all or part of the Equity Interests in the Restricted Group Holding Company, when and to the extent permitted by PRC law, or request any or all shareholders of the Restricted Group Holding Company to transfer all or part of the Equity Interests in the Restricted Group Holding Company to another PRC person or entity designated by the WFOE (or any member of the Group, as applicable) at any time;

(e)                                       the Restricted Group Holding Company does not or ceases to:

(i)                                     beneficially own (directly or indirectly) 100% of the Equity Interests in the Onshore Guarantor and 100% of the economic interests in the Onshore Guarantor, in each case, free from Security; or

(ii)                                  have the power (directly or indirectly) to appoint or remove (or control the appointment or removal of) all of the directors of the Onshore Guarantor.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)                                      in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” of Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it pursuant to Clause 2.3 (Increase) or Clause 2.4 (Accordion);

(b)                                 in relation to an Accession Lender which was not an Original Lender, the aggregate of all amounts set opposite to its name under the heading “Commitment” in the schedule to each Lenders Accession Memorandum signed by that Accession Lender and the amount of any other Commitment transferred to it under this Agreement or assumed by it pursuant to Clause 2.3 (Increase); and

(c)                                  in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it pursuant to Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compatible Business” means a business which falls within the general nature of the principal business carried on by the Group or is similar to, complementary to, compatible with or related to, synergistic, incidental or ancillary to the principal business carried on by the Group carried out as at the First Utilisation Date, including (without limitation) ridesharing, automobile value chain, consumer and retail, internet, logistics, technology and finance.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                                 any member of the Group or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                     information that:

(A)                               is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidential Information);

(B)                               is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                                  any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Consolidated Net Debt” means, at any time, the amount of the Consolidated Total Borrowings of the Group at that time less the amount of Cash and Cash Equivalent Investments held by the Group at that time, and so that no amount shall be included or excluded more than once.

“Consolidated Total Borrowings” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                 which has failed to make its participation in a Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.5 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and,

payment is made within five Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disruption Event” means either or both of:

(a)                            a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                            the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means:

(a)                            any declaration, making or payment of any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)                            any repayment or distribution of any dividend or share premium reserve;

(c)                             any redemption, repurchase, defeasance, retirement or repayment of any of its share capital or resolve to do so;

(d)                            any payment, repayment, prepayment, redemption, purchase, acquisition or defeasance (whether on account of principal, interest, fees or otherwise) of any Financial Indebtedness owed by any Obligor to any of its Affiliate (which is not a member of the Group); or

(e)                             any other arrangement having a similar effect to any of the foregoing. “EBITDA” has the meaning given to that term in Clause 21.1 (Financial definitions).

“EBITDA Breakeven” means the event where EBITDA for any Relevant Period is greater than zero.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)                            air (including air within natural or man-made structures, whether above or below ground);

(b)                                 water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                                  land (including land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law which relates to:

(a)                                 the pollution or protection of the Environment;

(b)                                 the conditions of the workplace; or

(c)                                  the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Equity Interest” means, in relation to any person:

(a)                                 any shares of any class or capital stock of or equity interest (including any partnership interest) in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(b)                                 any securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities; or

(c)                                  any option, warrant or other right to acquire any such shares, capital stock, equity interest, securities or depositary receipts referred to in paragraphs (a) and/or (b).

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Facility” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office, offices, branch or branches notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office, offices, branch or branches through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                      sections 1471 to 1474 of the Code and any associated regulations;

(b)                                      any treaty or law of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law referred to in paragraph (a) above; and

(c)                                       any agreement pursuant to the implementation of any treaty or law referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                      in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                      in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Borrower and any Finance Party setting out any of the fees referred to in Clause 12 (Fees).

“Finance Documents” means this Agreement, the Onshore Guarantee Agreement, any Fee Letter, any Subordination Deed, any Utilisation Request, any Lenders Accession Memorandum and any other document designated as such jointly by the Agent and the Borrower in writing (each a “Finance Document”).

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with the Accounting Principles applicable to the Original Financial Statements of the Borrower, be treated as an operating lease).

“Finance Party” means the Agent, the Arranger or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                      moneys borrowed;

(b)                                      any amount raised by acceptance under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any Finance Lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing and required to be accounted for as a borrowing in accordance with the Accounting Principles;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)                                 (for the purpose of paragraph (c) of the definition of “Finance Charges” only) shares which are expressed to be redeemable (including, for the avoidance of doubt, any redeemable convertible preference shares) on or before the date falling 6 months after the Termination Date;

(i)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(j)                                    any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; and

(k)                                 the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above (provided that any guarantee or indemnity for items referred to in paragraph (h) shall only be taken into account for the purpose of paragraph (c) of the definition of “Finance Charges” and not for other purposes).

“Financial Quarter” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 21.1 (Financial definitions).

“First Utilisation Date” means the date on which the first Loan is made.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 11.4 (Cost of funds).

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial or quasi-judicial or administrative entity or authority (including any stock exchange or any self-regulatory organisation established under any law).

“Group” means the Borrower and its Subsidiaries from time to time and shall be deemed to include each Restricted Entity (and a “member of the Group” means each of the foregoing entities and, for the avoidance of doubt, each Restricted Entity shall be deemed to be a “member of the Group”).

“Group Structure Chart” means the group structure chart delivered to the Agent pursuant to Part A of Schedule 2 (Conditions precedent).

“Guarantor” means an Offshore Guarantor or the Onshore Guarantor.

“HK Money Lenders Ordinance” means the Money Lenders Ordinance (Cap. 163) of the Laws of Hong Kong.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)                                      it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                      the Agent otherwise rescinds or repudiates a Finance Document;

(c)                                       (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                      an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)                             the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a document substantially in the form of Schedule 8 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any Tax of a similar nature (excluding any PRC Indirect Tax).

“Information Memorandum” means the document in the form approved by the Borrower concerning the Group which was prepared in relation to this transaction and distributed by the Borrower or JPM Arranger to selected financial institutions before the date of this Agreement.

“Insolvency Event” in relation to an entity means that entity:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                 institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or other official;

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                     results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                  is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                   has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                  seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)                                 has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)                                     causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)                                    takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)                                 any algorithm, patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interpolated Screen Rate” means, in relation to any Loan and any Interest Period, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) for a period equal in length to that Interest Period which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than that Interest Period of that Loan; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds that Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for dollars and that Interest Period.

“Investee Entity” means any entity (other than a member of the Group) in which any member of the Group holds any shares or interest from time to time.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“JPM Arranger” means JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch in its capacity as Mandated Lead Arranger and Bookrunner under the Finance Documents.

“Junior Finance Party” means any Affiliate of any Obligor whose rights in respect of any Financial Indebtedness owed by any Obligor to it are subordinated to the rights of the Lenders pursuant to a Subordination Deed.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against nonpayment of stamp duty may be void and defences of set-off or counterclaim; and

(c)                                  similar principles, rights and defences under the laws of any Relevant Jurisdiction;

(d)                                 the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)                                  the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)                                   the legality, validity, binding nature or enforceability of any PRC Document may be subject to the obtaining or effecting of any applicable Authorisations from Governmental Agencies in the PRC, and if any such Authorisation is not obtained or effected, the legality, validity, binding nature or enforceability of any PRC Document, or the remittance (from the PRC to outside the PRC) of the proceeds of any enforcement or performance of any PRC Document may be adversely affected; and

(g)                                  any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Agent in respect of any Finance Document.

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.3 (Increase), Clause 2.4 (Accordion) or Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Lenders Accession Memorandum” means a memorandum substantially in the form set out in Schedule 10 (Form of Lenders Accession Memorandum) signed by the Borrower, the Accession Lenders and the Agent.

“LIBOR” means, in relation to any Loan and any Interest Period:

(a)                                      the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to that Interest Period of that Loan; or

(b)                                      as otherwise determined pursuant to Clause 11.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Listing” means a listing of all or any part of the share capital of the Borrower, any member of the Group or any Holding Company of any member of the Group on any investment exchange or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to the Borrower, any member of the Group or any Holding Company of any member of the Group in any jurisdiction or country.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business, including dealings in interbank deposits in London.

“Majority Lenders” means a Lender or Lenders whose participations in the Loans and Available Commitments then outstanding aggregate more than 51% of all the Loans and Available Commitments then outstanding.

“Margin” means 1.00 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, or financial condition of the Group taken as a whole; (b) the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or (c) the validity or enforceability of, or the rights or remedies of any Finance Party under, any of the Finance Documents.

“Material Company” means at any time:

(a)                                      an Obligor; or

(b)                                      any Subsidiary of the Borrower which:

(i)                                has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) (excluding intra-Group items) representing 10 per cent. or more of EBITDA of the Borrower (calculated on a consolidated basis);

(ii)                             revenue representing 10 per cent. or more of the Revenue of the Borrower (calculated on a consolidated basis); or

(iii)                          holds any Material Licence; or

(c)                                       a Holding Company of a Subsidiary of the Borrower falling within paragraph (a) or (b) above.

Compliance with the conditions set out in paragraphs (b)(i) and (b)(ii) above shall be determined by reference to the latest Annual Financial Statements and the Compliance Certificate supplied by the Borrower with such Annual Financial Statements and/or (A) the latest financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) for the period covered by such Annual Financial Statements and (B) such Annual Financial Statements.

A report by the Borrower’s auditors that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Material Group” means the Borrower and each Material Company for the time being. “Material Licence” means any licence or other Authorisation:

(a)                                 which is necessary for the business of the Group’s ride-hailing business in the PRC; and

(b)                                 the absence of which will have a material adverse impact on the business of the Group (taken as a whole).

“Material RE Event” means any event which:

(a)                                 is materially adverse to the interests of the Finance Parties under the Finance Documents;

(b)                                 would cause a member of the Group to lose the ability to exercise effective control over and receive the economic benefits of business operations of a Restricted Entity; or

(c)                                  would prevent the consolidation of the financial condition or results of operation of any Restricted Entity in accordance with the Accounting Principles for the purposes of the consolidated financial statements of the Group.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month in which that period is to end; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month and, consistent with the terms of this Agreement, that Interest Period is to be of a duration equal to a whole number of Months, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Most Recent Relevant Period” means, as at any date, the Relevant Period ending on the last day of the most recent Financial Quarter that falls on or prior to such date.

“NBWD” has the meaning given to that term in Clause 22.30 (NBWD Filing and SAFE Registration).

“NDRC” means the National Development and Reform Commission (中华人民共和国国家发展和改革委员会) of the PRC or its competent local branch or any other authority succeeding to its functions.

“NDRC Circular 2044” means the NDRC Circular on Foreign Debt Registration (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知(发改外资[2015] 2044号)) promulgated by the NDRC on and effective from 14 September 2015 and its implementation rules and interpretations from time to time.

“NDRC Filing” means the foreign debt registration as required by the NDRC Circular 2044.

“Net Leverage” means, in respect of any Relevant Period, the ratio of Consolidated Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“New Lender” has the meaning given to that term in Clause 24.1 (Assignments and transfers by the Lenders).

“Obligor” means the Borrower or a Guarantor.

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

“Offshore Group Member” means a member of the Group which is not an Onshore Group Member.

“Onshore Group Member” means a member of the Group incorporated in the PRC.

“Onshore Guarantee Agreement” means a PRC law governed guarantee agreement dated on or about the date of this Agreement between the Onshore Guarantor and the Agent.

“Onshore Guarantor” means滴滴出行 (北京) 网络平台技术有限公司 (DiDi Chuxing (Beijing) Network Platform Technology Co., Ltd.), a limited liability company incorporated under the laws of the PRC with unified social credit code 91110108MA01BMNB4E.

“Original Financial Statements” means:

(a)                                 the audited consolidated financial statements of the Borrower for each of the financial years ending on 31 December 2018, 31 December 2019 and 31 December 2020, respectively;

(b)                                 the unaudited consolidated income statement and balance sheet of the Onshore Guarantor for each of the financial years ending on 31 December 2018, 31 December 2019 and 31 December 2020, respectively; and

(c)                                  the unaudited unconsolidated income statement and balance sheet of each of the Offshore Guarantors for each of the financial years ending on 31 December 2018, 31 December 2019 and 31 December 2020, respectively, each (other than the 2020 Annual Financial Statements, which will be provided pursuant to Clause 4.1 (Initial conditions precedent) after the date of this Agreement) in the form delivered to the Original Lenders prior to the date of this Agreement.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

“Party” means a party to this Agreement.

“Permitted Acquisition” means:

(a)                                 an acquisition by a member of the Material Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group (in the case of disposal by a member of the Material Group, in circumstances constituting a Permitted Disposal);

(b)                                 an acquisition or investment (including any investment in any Joint Venture) which is in respect of assets, businesses (or shares or interests in any entity) or Joint Venture which carries on a Compatible Business, provided that (i) such acquisition or investment does not result in a breach of any Authorisation and does not have and would not reasonably be expected to have a Material Adverse Effect and (ii) no Event of Default is continuing at the time of such acquisition or investment or would result from such acquisition or investment;

(c)                                  any acquisition of or investment in shares or interests in any member of the Group or any Investee Entity existing on or prior to the First Utilisation Date;

(d)                                 any acquisition of or investment in cash equivalents (including Cash Equivalent Investments);

(e)                                  any acquisition or investment arising under or constituting part of the Restricted Entity Structure or pursuant to any Restricted Entity Contract;

(f)                                   any acquisition or investment where the higher of the market value and consideration payable (when aggregated with the higher of the market value and consideration payable for any other acquisition(s) or investment(s) in the same financial year, other than any permitted under paragraphs (a) to (e) above or (g) below) does not exceed US$500,000,000 (or its equivalent in any other currency or currencies); and

(g)                                  any other acquisition with the prior written consent of the Majority Lenders.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal of any assets:

(a)                                 made in the ordinary course of business of the disposing entity;

(b)                                 which are not shares, businesses, or Intellectual Property and made:

(i)                                          in exchange for other assets comparable or superior as to type, value and quality; or

(ii)                                       for cash and where such cash is applied within six months after the date of such sale, lease, transfer or disposal to acquire other assets comparable or superior as to type, value and quality;

(c)                                  which are investments or securities listed or dealt in on any securities exchange or over-the counter market (not being investments or securities in any member of the Group);

(d)                                      which are obsolete or redundant;

(e)                                  by a member of the Group (which is an Obligor) to another member of the Group (which is an Obligor) or by a member of the Group (which is not an Obligor) to another member of the Group;

(f)                                   which are investments that are short term investments (excluding equity investments) readily convertible into cash without incurring any significant premium or penalty for cash (or vice versa) or in exchange for similar short term investments;

(g)                                  which is cash (the disposal of which is not otherwise restricted under this Agreement);

(h)                                 for the purpose of making any payment of any lawful dividend in the ordinary course of business of the disposing entity and which payment is not expressly prohibited under Clause 22.8 (Dividends and share redemption) or which is a Permitted Distribution;

(i)                                     which are receivables (pursuant to any asset backed securities arrangements or otherwise) on arm’s length terms for cash either:

(i)                                          on a non-recourse (as regards ability of the account debtors of the relevant receivables to pay) basis; or

(ii)                                       on a recourse basis to the extent constituting, being part of or made pursuant to the incurrence of Permitted Financial Indebtedness;

that is constituted by any collection of receivables in the ordinary course of business by way of receipt of any note or other instrument evidencing the indebtedness constituted by such receivables or any letter of credit or other instrument supporting or collateralising such receivables, and a transfer/presentation of such note, letter of credit or instrument by a bank or financial institution in exchange for a cash payment;

(j)                                    under any Finance Leases, hire purchase, conditional sale and/or other similar arrangements, which are not otherwise restricted by the Finance Documents;

(k)                                 constituting a licence, lease, sub-licence or sub-lease of real property or a licence of intellectual property rights, in each case in the ordinary course of business;

(l)                                     required by law or regulation or any order of any Governmental Agency (including any seizure, expropriation or compulsory purchase of any asset, provided that such seizure, expropriation or compulsory purchase does not otherwise constitute an Event of Default);

(m)                             by a target company (that is the subject of any Permitted Acquisition) or any Subsidiary thereof under and pursuant to the terms of any agreement existing at completion of that Permitted Acquisition;

(n)                                 constituted by any termination or close-out of any Treasury Transaction as permitted by Clause 22.24 (Treasury Transactions);

(o)                                 of treasury shares (or shares otherwise already held by a member of the Group) in any member of the Group in connection with share incentive schemes (and for the avoidance of doubt, any issuance of new shares or equity interests shall not be deemed to constitute a disposal);

(p)                                 constituting, or that is part of or made under, a transaction permitted under Clause 22.10 (Merger);

(q)                                 for the purpose of setting up or investing in any Joint Venture that is a Permitted Acquisition;

(r)                                    arising as a result of the creation of any Permitted Security;

(s)                                   which are shares or equity interest in a member of the Group or an Investee Entity, provided that such member of the Group or Investee Entity is not a Material Company and at the time of such disposal:

(i)                                     the business carried out by such member of the Group or Investee Entity is not ride hailing business; or

(ii)                                  (if the business carried out by such member of the Group or Investee Entity is ride hailing business) the EBITDA of such member of the Group or Investee Entity is no more than zero;

(t)                                    where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration receivable for any other sale, lease, transfer of other disposal in the same financial year, other than any permitted under paragraphs (a) to (s) above or (u) below) does not exceed five per cent. of EBITDA of the Group (or its equivalent in any other currency or currencies) determined by reference to the latest Annual Financial Statements (as at the time of such first-mentioned sale, lease, licence, transfer or other disposal) and the Compliance Certificate supplied by the Borrower with such Annual Financial Statements; and

(u)                                 with the prior consent of the Majority Lenders,

provided that, in each case, no Material Adverse Effect has occurred and is continuing or would reasonably be expected to occur immediately after the making of that sale, lease, licence, transfer or other disposal of assets.

“Permitted Distribution” has the meaning given to that term in Clause 22.8 (Dividends and share redemption).

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)                                 arising under the Finance Documents;

(b)                                 (i) arising under a Permitted Loan, (ii) arising under a Permitted Guarantee, (iii) constituting Treasuring Transactions as permitted by Clause 22.24 (Treasury Transactions) or (iv) arising under a Permitted Subordinated Loan;

(c)                                  of members of the Group existing as at the date of this Agreement and set out in Part A of Schedule 7 (Existing guarantee, loan and Security/Quasi-Security) (or any extension of the term of such Financial Indebtedness, provided that the maximum outstanding principal amount of such extended Financial Indebtedness shall not exceed the maximum outstanding principal amount under such Financial Indebtedness subsisting as at the date of this Agreement);

(d)                                 incurred or established by any member of the Group (the “Permitted Additional Debt”) provided that the financial covenants in Clause 21.2 (Financial condition) for the Most Recent Relevant Period as at the date on which such Permitted Additional Debt is incurred (recalculated on a pro forma basis, giving effect to (x) the incurrence and full utilisation of any Permitted Additional Debt that has occurred after the last day of such Most Recent Relevant Period but on or before the date on which such proposed Permitted Additional Debt is incurred and (y) the incurrence and full utilisation of such proposed Permitted Additional Debt) would be complied with;

(e)                                  constituting any refinancing of any Permitted Financial Indebtedness for an amount not exceeding the principal amount of such Permitted Financial Indebtedness being so refinanced plus accrued interest thereon and the amount of any related fees, costs and expenses, provided that (i) (for the avoidance of doubt) the amount of such refinancing may exceed the foregoing amount to the extent that such excess falls under any other paragraph of this definition and (ii) the application of such refinancing towards repayment or prepayment of such refinanced Permitted Financial Indebtedness will be made within 15 Business Days after the date of incurrence of such refinancing; or

(f)                                   arising under any Finance Lease for vehicles used in the ride sharing business carried on by any member of the Group.

“Permitted Guarantee” means:

(a)                                 any guarantee arising under the Finance Documents;

(b)                                 (i) any guarantee which constitutes, is part of or is given under or in respect of any Financial Indebtedness of any member of the Group or any Investee Entity which Financial Indebtedness is permitted under this Agreement (except under paragraph (b)(ii) of the definition of “Permitted Financial Indebtedness”) or (ii) any guarantee given by any member of the Group in respect of the obligations or liabilities of any member of the Group or any Investee Entity to the extent such obligations or liabilities are not Financial Indebtedness;

(c)                                  the endorsement of negotiable instruments in the ordinary course of trade;

(d)                                 any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of “Permitted Security” or in respect of Cash Pooling;

(e)                                  any guarantee that is subsisting as at the date of this Agreement and set out in Part B of Schedule 7 (Existing guarantee, loan and Security/Quasi-Security) (or any extension of the term of such guarantee, provided that the maximum principal amount so guaranteed under such extended guarantee shall not exceed the maximum principal amount guaranteed pursuant to such guarantee subsisting as at the date of this Agreement);

(f)                                   any guarantee granted by any target (that is the subject of any Permitted Acquisition) or any Subsidiary thereof and existing at the time of such Permitted Acquisition (or any extension of the term of such guarantee provided that the maximum principal amount so guaranteed under such extended guarantee shall not exceed the maximum principal amount guaranteed pursuant to such guarantee as at the time of such Permitted Acquisition);

(g)                                  any guarantee granted by any member of the Group in respect of the obligations of any target company (that is the subject of any Permitted Acquisition or proposed Permitted Acquisition) or any of its Subsidiary or any guarantee granted by any member of the Group in respect of the obligations of the seller of any assets (that are the subject of any Permitted Acquisition or proposed Permitted Acquisition), provided that in each case, any such guarantee is made in connection with or with a view to consummating such Permitted Acquisition or proposed Permitted Acquisition, and the terms of such guarantee shall require such target or any Subsidiary thereof or such seller (as the case may be) to reimburse such member of the Group for any amount paid by such member of the Group pursuant to such guarantee if such Permitted Acquisition or proposed Permitted Acquisition does not occur within ten Months of the granting of such guarantee;

(h)                                 guarantees and indemnities under the Restricted Entity Contracts;

(i)                                     guarantees and indemnities required by a court, tribunal, arbitral body or agency in connection with arbitration and other legal proceedings not otherwise being an Event of Default;

(j)                                    guarantees and indemnities given in the ordinary course of the documentation of an acquisition or disposal transaction, or issuance or offering of shares or securities, or in favour of accountants, professional advisers, consultants and service providers;

(k)                                 guarantees and indemnities given in mandate, engagement and commitment letters and financing documentation (for the avoidance of doubt, excluding any guarantee provided under any definitive financing documentation as credit support arrangement);

(l)                                     guarantees and indemnities granted to the trustee of any employee share option or employee unit trust scheme of any member of the Group;

(m)                             customary indemnities in favour of directors and officers in connection with the performance of their duties;

(n)                                 guarantees granted or arising under legislation relating to tax or corporate law under which any member of the Group assumes liability for the obligations of another member of the Group incorporated or tax resident in the same jurisdiction;

(o)                                 any performance bonds, advance payment bonds or documentary letters of credit guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade; or

(p)                                 (to the extent not permitted by the preceding paragraphs) any guarantee given by any member of the Group to guarantee any liability of person which is not a member of the Group, where the aggregate principal liability (whether actual or contingent) of members of the Group under all such guarantees (not falling within any of the preceding paragraphs of this definition and when aggregated with (without duplication) the aggregate amount of any loan incurred pursuant to paragraph (l) of the definition of “Permitted Loan” below) does not exceed, as at the time of the granting of such first-mentioned guarantee (and for the avoidance of doubt, if the principal amount guaranteed pursuant to such guarantee is subsequently increased, as at the time of such increase), RMB3,000,000,000 (or its equivalent in any other currency or currencies).

“Permitted Listing” means the Listing of all or any part of the share capital of the Borrower on a Recognised Stock Exchange.

“Permitted Loan” means:

(a)                                 any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)                                 any Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, “Permitted Financial Indebtedness” (except under paragraph (b)(i) of that definition);

(c)                                  (i) a loan made by an Obligor to another Obligor; (ii) a loan made by a member of the Group (which is not an Obligor) to another member of the Group (which is not an Obligor) or an Investee Entity or (iii) a Permitted Subordinated Loan;

(d)                                 any loan or credit constituted by any Cash Pooling;

(e)                                  any loan or credit pursuant to any Restricted Entity Contract or constituting any part of the Restricted Entity Structure (including any loan or credit to any person who is or is to become a shareholder of any Restricted Entity in connection with its investment or shareholding in any Restricted Entity);

(f)                                   any loan that is subsisting as at the date of this Agreement and set out in Part C of Schedule 7 (Existing guarantee, loan and Security/Quasi-Security) (or any extension of the term of such loan, provided that the maximum principal amount under such extended loan shall not exceed the maximum principal amount under such loan subsisting as at the date of this Agreement);

(g)                                  any loan granted by any target (that is the subject of any Permitted Acquisition) or any Subsidiary thereof and existing at the time of such Permitted Acquisition (or any extension of the term of such loan provided that the maximum principal amount under such extended loan shall not exceed the maximum principal amount under such loan existing as at the time of such Permitted Acquisition);

(h)                                 any loan granted by any member of the Group to or for the benefit of any target company (that is the subject of any Permitted Acquisition or proposed Permitted Acquisition) or any of its Subsidiary or any loan granted by any member of the Group to or for the benefit of the seller of any assets (that are the subject of any Permitted Acquisition or proposed Permitted Acquisition), provided that in each case, the loan is granted in connection with or with a view to consummating such Permitted Acquisition or proposed Permitted Acquisition, and the terms of such loan shall require such target or any Subsidiary thereof or such seller (as the case may be) to repay such loan if such Permitted Acquisition or proposed Permitted Acquisition does not occur within ten Months of the granting of such loan;

(i)                                     any loan or credit constituted by deferred consideration payable by a third party to a member of the Group pursuant to a Permitted Disposal in the ordinary course of business;

(j)                                    any loan or credit granted in the ordinary course of the car leasing business of the Group, (i) which involves the provision of financing to car drivers in the PRC under a sale and leaseback arrangement and (ii) of which business nature and scope is substantially the same as what is being carried on by 重庆市西岸小额贷款有限公司 as at the date of this Agreement;

(k)                                 any loan or credit given to any employee of any member of the Group, where the aggregate outstanding principal amount of all such loans and credit falling within this paragraph (k) does not exceed US$60,000,000 (or its equivalent in any other currency or currencies) at any time; or

(l)                                     (to the extent not permitted by the preceding paragraphs) any loan or credit extended by a member of the Group to a person which is not a member of the Group, where the aggregate principal amount of all such loans and credit (not falling within any of the preceding paragraphs of this definition) when aggregated with (without duplication) the aggregate principal liability (whether actual or contingent) incurred pursuant to paragraph (p) of the definition of “Permitted Guarantee” above does not exceed, as at the time of the granting of such first-mentioned loan or credit (and, for the avoidance of doubt, if the principal amount under such loan or credit is subsequently increased, as at the time of such increase), RMB3,000,000,000 (or its equivalent in any other currency or currencies).

“Permitted Security” means:

(a)                                 any Security or Quasi-Security listed in Part D of Schedule 7 (Existing guarantee, loan and Security/Quasi-Security) except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(b)                                 any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group and provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(c)                                  any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;

(d)                                 any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(e)                                  any Security or Quasi-Security created pursuant to any Finance Document;

(f)                                   any Security or Quasi-Security arising under or constituting part of the Restricted Entity Structure or pursuant to any Restricted Entity Contract;

(g)                                  any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(h)                                 any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(i)                                     any Security or Quasi-Security arising in connection with any cash pooling, netting or set-off arrangement entered into by any member of the Group for the purpose of netting debit and credit balances of two or more members of the Group (including an overdraft comprising more than one account) or pooling cash resources of any two or more members of the Group (“Cash Pooling”) (excluding for the avoidance of doubt, any Security or Quasi-Security under any credit support arrangement in favour of third parties that are not members of the Group), and any Security or Quasi-Security granted to a financial institution or clearing house on that financial institution’s or clearing house’s standard terms and conditions (or better) or under applicable law in respect of accounts and services;

(j)                                    any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)                                that Security or Quasi-Security was not created in contemplation of (and was subsisting at the time of) the acquisition of that asset by a member of the Group;

(ii)                                       the principal amount secured (otherwise than by a capitalisation of interest) has not been increased in contemplation of or since the acquisition of that asset by that member of the Group; and

(iii)                                    that Security or Quasi-Security is removed or discharged within six months of the date of acquisition of that asset by that member of the Group (save to the extent that such Security or Quasi-Security falls under another paragraph of this definition);

(k)                                 any Security or Quasi-Security over or affecting any asset of any person which becomes a member of the Group after the date of this Agreement, where that Security or Quasi-Security is created prior to the date on which that person becomes a member of the Group, if:

(i)                                          that Security or Quasi-Security was not created in contemplation of that person’s becoming a member of the Group;

(ii)                                       the principal amount secured has not increased (otherwise than by capitalisation of interest) in contemplation of or since that person’s becoming a member of the Group; and

(iii)                                    that Security or Quasi-Security is removed or discharged within six months of that person’s becoming a member of the Group (save to the extent that such Security or Quasi-Security falls under another paragraph of this definition);

(l)                                     any Security or Quasi-Security arising as a consequence of or in connection with any Finance Lease where the Financial Indebtedness arising in respect of that Finance Lease is Permitted Financial Indebtedness;

(m)                             any Security or Quasi-Security over documents of title and goods, rights relating to those goods and ancillary assets (including insurance relating to such goods) granted by any member of the Group as part of a documentary credit transaction;

(n)                                 any Security over rental deposits arising in the ordinary course of business in respect of any property leased or licensed by a member of the Group, provided that the deposit does not exceed 12 months’ rent for the relevant property;

(o)                                 any Security or Quasi-Security over bank or securities accounts granted as part of the standard terms and conditions of any applicable account bank or securities account bank;

(p)                                 any Security or Quasi-Security arising out of judgments or awards, or as a result of, legal proceedings being conducted or contested in good faith and not constituting an Event of Default;

(q)                                 any Security or Quasi-Security arising by operation of law in respect of Taxes (or assessments, charges or claims of or imposed by any Governmental Agency) that are paid when due or that are contested in good faith;

(r)                                    any Security or Quasi-Security over cash paid into an escrow or similar account in connection with a Permitted Disposal or a Permitted Acquisition including those in favour of any tax, customs or bonding authorities;

(s)                                   deposits to secure the performance of bids, trade contracts, governmental contracts and leases (in each case other than Financial Indebtedness), statutory obligations, surety, stays, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) of any member the Group incurred in the ordinary course of business;

(t)                                    any Security or Quasi-Security constituted by easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable member of the Group;

(u)                                 any Security or Quasi-Security over any shares or interests in, and/or loans made by members of the Group to, and/or assets of, any target (that is the subject of any Permitted Acquisition) and/or any Subsidiary thereof, that secures any Permitted Financial Indebtedness incurred to finance or refinance such Permitted Acquisition;

(v)                                 any Security or Quasi-Security granted to secure any indebtedness which refinances or replaces any other indebtedness which has the benefit of any Permitted Security (“Existing Security”), provided that the scope of that Security or Quasi-Security as at the time of creation thereof does not exceed that of the Existing Security immediately prior to such refinancing or replacement in any material respect (unless such excess falls within any other paragraph of this definition); or

(w)                               any Security or Quasi-Security over assets the book value of which, when aggregated with the book value of any other assets of members of the Group subject to Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (a) to (v) above does not, as at the time of grant of such first-mentioned Security or Quasi-Security, exceed US$500,000,000 (or its equivalent in any other currency or currencies).

“Permitted Subordinated Loan” means any Financial Indebtedness owed by any Obligor to any of its Affiliates (which is neither an Obligor nor any (direct or indirect) shareholder of the Borrower) that is subordinated to the Facility in accordance with any Subordination Deed.

“PRC” means the People’s Republic of China, but, for the purpose of the Finance Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Beijing.

“PRC Documents” means the Onshore Guarantee Agreement or any Subordination Deed to which an Obligor or Junior Finance Party established in the PRC is a party or which is governed by the laws of the PRC.

“PRC Indirect Tax” means any business tax, value added tax or any tax of a similar nature imposed by the PRC or any Governmental Agency of the PRC on any Lender (or on any payment to or for the account of any Lender) to the extent that such Lender’s participation in any Loan is made available or held through a Facility Office in the PRC.

“Quasi-Security” means any arrangement or transaction of a nature, or with an effect, described in paragraph (b) of Clause 22.3 (Negative Pledge).

“Quotation Day” means:

(a)                                      in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given on more than one day, the Quotation Day will be the last of those days); and

(b)                                      in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 9.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

“Recognised Stock Exchange” means any of the Stock Exchange of Hong Kong Limited, Singapore Exchange Securities Trading Limited, the Shanghai Stock Exchange, the Shenzhen Stock Exchange, London Stock Exchange plc, NASDAQ, the New York Stock Exchange or such other internationally recognised securities exchange as may be acceptable to the Majority Lenders.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as either:

(a)                                      if:

(i)                                     the Reference Bank is a contributor to the applicable Screen Rate; and

(ii)                                  it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(b)                                      in any other case, the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.

“Reference Banks” means such entities as may be appointed by the Agent in consultation with the Borrower.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                 its Original Jurisdiction; and

(b)                                 any jurisdiction where it conducts any material part of its business.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Period” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clause 19.1 (Status) to Clause 19.4 (Power and authority), Clause 19.6 (Governing law and enforcement), paragraph (d) of Clause 19.11 (No misleading information), paragraphs (a) and (b) of Clause 19.12 (Financial statements), Clause 19.13 (Pari passu ranking), Clause 19.18 (Anti-Corruption Law and Sanctions) , Clause 19.20 (Good title to assets) and Clause 19.24 (HK Money Lenders Ordinance).

“Replacement Benchmark” means a benchmark rate which is:

(a)                                 formally designated, nominated or recommended as the replacement for the Screen Rate by:

(i)                                     the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or

(ii)                                  any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)                                 in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or

(c)                                  in the opinion of the Majority Lenders and the Obligors, an appropriate successor to the Screen Rate.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Required CGB Business Disposal” means the disposal of the community group buying business of the Group pursuant to certain share purchase agreements dated 1 March 2021 between Chengxin Technology Inc., CC Sincere Investment Limited, Double Winner Enterprises Corporation and certain other parties.

“Resolution Authority” means any body which has authority to exercise any Writedown and Conversion Powers.

“Restricted Entity” means each entity that is the subject of the Restricted Entity Structure and any of its Subsidiaries, including the Restricted Group Holding Company and all of its Subsidiaries from time to time.

“Restricted Entity Contracts” means any exclusive technical advisory service agreement, trademark license agreement, software license agreement, loan agreement, share pledge agreement, power of attorney, exclusive purchase option agreement, cooperation agreement, spouse consent and any other related arrangement or agreement that is entered into by any member of the Group so as to achieve effective control over and receive the economic benefits of business operations of the Restricted Entities pursuant to the Restricted Entity Structure.

“Restricted Entity Structure” means any arrangement where an entity (that is established in the PRC and in respect of which the Borrower does not, directly or indirectly, hold or own a majority of its issued shares or equity interests) and/or any or all of its shareholder(s) enter into contractual arrangements with any member of the Group which enable such member of the Group to exercise effective control over and receive the economic benefits of business operations of such first-mentioned entity and consolidate the financial condition or results of operation of such first-mentioned entity in accordance with Accounting Principles for the purposes of the consolidated financial statements of the Group.

“Restricted Group Holding Company” means北京小桔科技有限公司 (Beijing Xiaoju Technology Co., Ltd.), a limited liability company incorporated under the laws of the PRC, with registered number of 9111010859963405XW.

“Revenue” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Rollover Loan” means one or more Loans:

(a)                                 made or to be made on the same day that one or more maturing Loans is or are due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the amount of such maturing Loan(s); and

(c)                                  made or to be made to the Borrower for the purpose of refinancing such maturing Loan(s) (as specified in the Utilisation Request(s) for such first-mentioned Loans).

“SAFE” means the State Administration of Foreign Exchange of the PRC (中华人民共和国国家外汇管理局) or its local counterparts or any other authority succeeding to its functions.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means at any time:

(a)                                 any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or the Hong Kong Monetary Authority;

(b)                                 any person incorporated, organised or resident in a Sanctioned Country;

(c)                                  any person owned or controlled by any such person or persons described in the foregoing paragraph (a) or (b) above; or

(d)                                 any person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by:

(a)                                 the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State; and

(b)                                 the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or the Hong Kong Monetary Authority.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Screen Rate Replacement Event” means, in relation to the Screen Rate:

(a)                                      the methodology, formula or other means of determining the Screen Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)                               the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)                               information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;

(ii)                                  the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate;

(iii)                               the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued;

(iv)                              the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or

(v)                                 the supervisor of the administrator of the Screen Rate makes a public announcement or publishes information:

(A)                               stating that the Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and

(B)                               with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication; or

(c)                                  the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)                                     the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)                                  the Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(d)                                 in the opinion of the Majority Lenders and the Borrower, the Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Separate Loans” has the meaning given to that term in Clause 6.1 (Repayment of Loans).

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Subordination Deed” means:

(a)                                 any subordination deed to be entered into by, among others, any Obligor, any Affiliates of such Obligor and the Agent pursuant to Clause 22.25 (Subordination); or

(b)                                 (to the extent the subordination arrangement under Clause 22.25 (Subordination) is not documented by way of a subordination deed described in paragraph (a) above), the provisions giving effect to the subordination arrangement under Clause 22.25 (Subordination) contained in any document to which an Obligor and the relevant Affiliates are parties, in each case reasonably satisfactory to the Agent.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose:

(i)                                     a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body; and

(ii)                                  each Restricted Entity shall be deemed to be an indirect Subsidiary of the Borrower.

“Sum” has the meaning given to that term in Clause 15.1 (Currency indemnity).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to that term in Clause 13.1 (Definitions).

“Termination Date” means the date which is 36 Months from the date of this Agreement.

“Third Parties Act” has the meaning given to that term in Clause 1.4 (Third party rights).

“Total Assets” means, in respect of any Relevant Period, the aggregate amount of the total assets of the Group on a consolidated basis prepared in accordance with the Accounting Principles as set out in the consolidated financial statements of the Borrower in respect of that Relevant Period delivered pursuant to Clause 4.1 (Initial conditions precedent) or Clause 20.1 (Financial statements).

“Total Commitments” means, at any time, the aggregate of the Commitments at that time, being US$1,600,000,000 at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or in any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US GAAP” means generally accepted accounting principles in the US.

“US Tax Obligor” means:

(a)                                 the Borrower if it is resident for tax purposes in the US; or

(b)                                 an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which a Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“WFOE” means北京嘀嘀无限科技发展有限公司 (Beijing DiDi Infinity Technology and Development Co., Ltd.), a limited liability company incorporated under the laws of the PRC with unified social credit code 911101080673385595.

“Write-down and Conversion Powers” means:

(a)                                 in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)                                 in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)                                          any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                                       any similar or analogous powers under that Bail-In Legislation; and

(c)                                  in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2                               Construction

(a)                                      Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     the “Agent”, the “Arranger”, any “Finance Party”, any “Junior Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)                                  a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)                               “assets” includes present and future properties, revenues and rights of every description;

(iv)                              an “authorised signatory” means a person that has been duly authorised by another person (the “other person”) to execute or sign any Finance Document (or other document or notice to be executed or signed by the other person under or in connection with any Finance Document) on behalf of that other person;

(v)                                 a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced from time to time and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument and including any waiver or consent granted in respect of any term of any Finance Document from time to time;

(vi)                              a “group of Lenders” includes all the Lenders;

(vii)                           “guarantee” means (other than in Clause 18 (Guarantee and indemnity) or the Onshore Guarantee Agreement) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of any other person to meet its indebtedness;

(viii)                        “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly).

(ix)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)                                 a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof.

(xi)                              a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

(xii)                           a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, one with which entities to which the same applies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other similar authority or organisation;

(xiii)                        “shares” or “share capital” includes issued shares and other equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly);

(xiv)                       a “law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and “lawful” and “unlawful” shall be construed accordingly);

(xv)                          a law or a provision of law is a reference to that law or, as applicable, that provision as amended or re-enacted;

(xvi)                       “senior officer” of an entity means the CEO, CFO or equivalent officer of that entity;

(xvii)                    “knowledge” (excluding, for the avoidance of doubt, “actual knowledge”) in respect of an Obligor or a member of the Group means, to the best of the knowledge and belief of such Obligor or such member of the Group (as the case may be) (after due and careful enquiry); and

(xviii)                 a time of day is a reference to Hong Kong time.

(b)                                 The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                                  Section, Clause and Schedule headings are for ease of reference only.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice or certificate given under or in connection with any Finance Document has the same meaning in that Finance Document, notice or certificate as in this Agreement.

(e)                                  A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived or remedied.

(f)                                   Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange (or, if the Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3                               Currency symbols and definitions

“US$”, “USD” and “dollars” denote the lawful currency of the United States of America. “RMB” denotes the lawful currency of the PRC. “HK$” denotes the lawful currency of Hong Kong.

1.4                               Third party rights

(a)                                 Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                 Subject to Clause 36.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)                                  Any person described in paragraph (b) of Clause 26.10 (Exclusion of liability), Clause 26.17 (Role of Reference Banks) and Clause 26.18 (Third Party Reference Banks) may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2.                                      THE FACILITY

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                                  A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3                               Increase

(a)                                 The Borrower may by giving prior notice to the Agent upon or after the effective date of a cancellation of:

(i)                                     the Available Commitment of a Defaulting Lender in accordance with paragraph (g) of Clause 7.4 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(ii)                                  the Commitment of a Lender in accordance with:

(A)                               Clause 7.1 (Illegality); or

(B)                               paragraph (a) of Clause 7.4 (Right of replacement or repayment and cancellation in relation to a single Lender),

(such Available Commitment or Commitment so cancelled being the “Cancelled Commitment”) request that the Commitment be increased (and the Commitments shall be so increased) in an aggregate amount of up to the amount of such Cancelled Commitment as follows:

(1)                            such increased Commitments will be assumed by one or more Lenders or other entities (each an “Increase Lender”) selected by the Borrower (each of which satisfies the criteria applicable to a New Lender under Clause 24.1 (Assignments and transfers by the Lenders)) and each of which confirms in writing (whether in the applicable Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of such increased Commitments which it is to assume (the “Assumed Commitment” of such Increase Lender), as if it had been an Original Lender;

(2)                            each Obligor party hereto and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another under the Finance Documents as that Obligor and that Increase Lender would have assumed and/or acquired had that Increase Lender been an Original Lender (with the Assumed Commitment so assumed by it, in addition to any other Commitment which that Increase Lender may otherwise have in accordance with this Agreement);

(3)                            each Increase Lender shall become a Party as a “Lender” (with the Assumed Commitment so assumed by it, in addition to any other Commitment which that Increase Lender may otherwise have in accordance with this Agreement), and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had that Increase Lender been an Original Lender;

(4)                            the Commitments of the other Lenders shall continue in full force and effect; and

(5)                            any such increase in the Commitments shall take effect on the later of (I) the date specified by the Borrower in the notice referred to above or (II) the date on which the conditions set out in paragraph (b) below are satisfied in respect of such increase.

(b)                                 An increase in the Commitments pursuant to paragraph (a) above will only be effective on:

(i)                                the execution by the Agent of an Increase Confirmation from each Increase Lender in respect of such increase (setting out the Assumed Commitment which such Increase Lender is assuming in accordance with paragraph (a) above); and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to such increase in Commitments, the Agent being satisfied that it has completed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the Assumed Commitment by that Increase Lender. The Agent shall promptly carry out such checks upon request by the Borrower and shall promptly notify the Borrower and that Increase Lender upon being so satisfied.

(c)                                  Each Increase Lender, by executing an Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with any Finance Document on or prior to the date on which the increase in Commitments (to which such Increase Confirmation relates) becomes effective.

(d)                                 The Borrower shall within 10 Business Days of demand pay the Agent the amount of costs and expenses (including legal fees) reasonably incurred by it in connection with such increase in Commitments under this Clause 2.3.

(e)                                  The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 24.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 24.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

(f)                                   The Borrower may pay to an Increase Lender a fee (if any) in the amount and at the times agreed between the Borrower and that Increase Lender in a Fee Letter.

(g)                                  Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)                                     an “Existing Lender” were references to each of the Lenders immediately prior to the applicable increase in Commitments or the assumption of any Assumed Commitment by such Increase Lender;

(ii)                                  the “New Lender” were references to that Increase Lender; and

(iii)                               a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4                               Accordion

(a)                                 The Borrower may request that the Total Commitments be increased by an amount not exceeding US$400,000,000, by delivering to the Agent by no later than five days prior to the date on which the first Utilisation Request is delivered by the Borrower, a Lenders Accession Memorandum duly completed and executed by the Borrower and one or more Accession Lenders, in which event on the date on which the Agent executes the Lenders Accession Memorandum (the “Accession Date”):

(i)                                     each Accession Lender shall assume such Commitment as specified in the Lenders Accession Memorandum as being allocated to it (the “Additional Commitment” of such Accession Lender) and shall assume all the obligations of a Lender corresponding to its Additional Commitment, as if it had been an Original Lender;

(ii)                                  each Obligor party hereto and any Accession Lender shall assume obligations towards one another and/or acquire rights against one another under the Finance Documents as that Obligor and that Accession Lender would have assumed and/or acquired had that Accession Lender been an Original Lender (with the Additional Commitment so assumed by it, in addition to any other Commitment which that Accession Lender may otherwise have in accordance with this Agreement);

(iii)                               each Accession Lender shall become a Party as a “Lender” (with the Additional Commitment so assumed by it, in addition to any other Commitment which that Accession Lender may otherwise have in accordance with this Agreement), and any Accession Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accession Lender and those Finance Parties would have assumed and/or acquired had that Accession Lender been an Original Lender; and

(iv)                              the Commitments of the other Lenders shall continue in full force and effect.

(b)                            The Agent shall not be obliged to execute a Lenders Accession Memorandum until it has completed all the necessary “know your customer” or other checks relating to any person that it is required to carry out in relation to the proposed accession by any Accession Lender. The Agent shall promptly notify the Borrower and the relevant Accession Lenders upon completion of such checks.

(c)                             Each Accession Lender, by executing the Lenders Accession Memorandum, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase in Commitments (to which such Lenders Accession Memorandum relates) becomes effective.

(d)                            The Borrower shall within 10 Business Days of demand pay the Agent the amount of costs and expenses (including legal fees) reasonably incurred by it in connection with such increase in Commitments under this Clause 2.4.

(e)                             No more than two Lenders Accession Memorandum shall be delivered pursuant to this Clause 2.4.

2.5                               Obligors’ Agent

(a)                                 Each Obligor party hereto (other than the Borrower) by its execution of this Agreement irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                     the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                  each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor party hereto or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor party hereto, those of the Obligors’ Agent shall prevail.

3.                                      PURPOSE

3.1                               Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards financing the general corporate purposes of the Group, including (but not limited to):

(a)                                 financing any operation, development or investment of the Group;

(b)                                 providing intercompany liquidity support and/or refinancing of the existing Financial Indebtedness of the members of the Group; and

(c)                                  paying all fees, costs and expenses payable under the Finance Documents.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                 The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)                                 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.5 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan;

(b)                                 in the case of any Loan (other than a Rollover Loan), no Default is continuing or would result from the proposed Loan and no Business Suspension Event is continuing; and

(c)                                  the Repeating Representations and any other representations expressed to repeat on such date in any other Finance Document to be made by each Obligor are true in all material respects (save that, where such representation or statement is qualified by reference to materiality or Material Adverse Effect, in any respect).

4.3                               Maximum number of Loans

(a)                                 The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, more than five Loans would be outstanding.

(b)                                 Any Separate Loan shall not be taken into account in this Clause 4.3.

SECTION 3
UTILISATION

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request for a Utilisation is irrevocable and will not be regarded as having been duly completed unless:

(i)                                the proposed Utilisation Date is a Business Day within the Availability Period and (if any Lenders Accession Memorandum has been delivered to the Agent prior to the date of that Utilisation Request) falls on a date which is no earlier than five Business Days after the Accession Date in respect of such Lenders Accession Memorandum;

(ii)                             the currency and amount of that Utilisation comply with Clause 5.4 (Currency and amount);

(iii)                          the proposed Interest Period complies with Clause 10 (Interest Periods);

(iv)                         it specifies an account of the Borrower to which the proceeds of that Utilisation are to be credited; and

(v)                            (except in the case of a Rollover Loan) it either contains the certification referred to in Part B of Schedule 2 (Conditions precedent) or is accompanied by a certificate referred to in Part B of Schedule 2 (Conditions precedent).

(b)                                 Only one Loan may be requested in each Utilisation Request.

5.3                               Automatic rollover

(a)                                 If the last day of the Interest Period for a Loan falls prior to the expiry of the Availability Period, the Borrower shall be deemed to have delivered a Utilisation Request requesting for a Rollover Loan to refinance such Loan on the last day of such Interest Period and such Utilisation Request shall be deemed to have been duly completed in accordance with Clause 5.2 (Completion of a Utilisation Request), signed and delivered by the Borrower by the Specified Time and to have specified an Interest Period (for such Rollover Loan) for a period equal in length to the Interest Period applicable to such Loan so refinanced or such shorter period as shall end on the Termination Date (and the provisions of this Agreement relating to the making of such Rollover Loan shall apply accordingly) (such Rollover Loan, an “Automatic Rollover Loan”), unless the Borrower shall have:

(i)                                     actually delivered any Utilisation Request(s) for Rollover Loan(s) to be made to refinance such first-mentioned Loan on or prior to such Specified Time (in which case such actually delivered Utilisation Request(s) shall prevail); or

(ii)                                  notified the Agent on or prior to such Specified Time that it does not wish to request for the making of any Automatic Rollover Loan or any Rollover Loan to refinance such first-mentioned Loan on the last day of such first-mentioned Interest Period.

(b)                                 The Utilisation Request which is deemed to have been delivered by the Borrower under paragraph (a) above shall be, unless expressly provided otherwise in paragraph (a), subject to all other provisions in this Agreement applicable to a Utilisation Request.

(c)                                  If the Interest Periods of two or more Loans (“Original Loans”) end on the same date and a Utilisation Request requesting for a Rollover Loan is delivered or deemed to be delivered by the Borrower for each of such Original Loans pursuant to the terms of this Agreement with the same Interest Period, those Rollover Loans will be consolidated into, and treated as, a single Loan on the Utilisation Date of such Rollover Loans.

5.4                               Currency and amount

(a)                                 The currency specified in a Utilisation Request must be dollars.

(b)                                 The amount of the proposed Loan must be:

(i)                                     US$10,000,000 or in higher integral multiples of US$10,000,000 or if less, the Available Facility; and

(ii)                                  in any event such that it is less than or equal to the Available Facility.

5.5                               Lenders’ participation

(a)                                 If the conditions set out in Clause 4 (Conditions of Utilisation) and Clause 5.1 (Delivery of a Utilisation Request) to Clause 5.4 (Currency and amount) have been met and subject to Clause 6.1 (Repayment of Loans), each Lender participating in a Facility shall make its participation in each Loan available by the Utilisation Date (specified in the Utilisation Request for such Loan) through its Facility Office. For such purpose, a Lender shall be considered to be participating in a Facility if it has any Available Commitment.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to a proportion of such Loan, such proportion is equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making that Loan.

(c)                                  The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 30.1 (Payments to the Agent), in each case by the Specified Time.

5.6                               Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at 5:00 p.m. on the last day of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6. REPAYMENT

6.1                               Repayment of Loans

(a)                                 Subject to paragraph (c) below, the Borrower shall repay each Loan on the last day of its Interest Period.

(b)                                 Without prejudice to the Borrower’s obligation under paragraph (a) above, if one or more Loans (the “New Loans”) are to be made available to the Borrower:

(i)                                     on the same day that a maturing Loan is due to be repaid by the Borrower; and

(ii)                                  in whole or in part for the purpose of refinancing the maturing Loan (as specified in the Utilisation Request for the New Loans),

the aggregate amount of the New Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)                               if the amount of the maturing Loan exceeds the aggregate amount of the New Loans:

(1)                                 the Borrower will only be required to make a payment under Clause 30.1 (Payments to the Agent) in an amount equal to that excess; and

(2)                                 each Lender’s participation in the New Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under Clause 30.1 (Payments to the Agent) in respect of its participation in the New Loans; and

(B)                               if the amount of the maturing Loan is equal to or less than the aggregate amount of the New Loans:

(1)                                 the Borrower will not be required to make a payment under Clause 30.1 (Payments to the Agent); and

(2)                                 each Lender will be required to make a payment under Clause 30.1 (Payments to the Agent) in respect of its participation in the New Loans only to the extent that its participation in the New Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the New Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

(c)                                  At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the last day of the Availability Period and will be treated as separate Loans (the “Separate Loans”).

(d)                                 If the Borrower makes a prepayment of a Loan pursuant to Clause 7.3 (Voluntary prepayment of Loans), it may prepay any outstanding Separate Loan owing to a Defaulting Lender by giving not less than five Business Days’ prior notice to the Agent. The proportion borne by the amount of such prepayment of that Separate Loan to the aggregate amount of the Separate Loans owing to such Defaulting Lender shall not exceed the proportion borne by the amount of the corresponding prepayment of that Loan to the aggregate amount of the Loans. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)                                  Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by the Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)                                   The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

7.                                      ILLEGALITY, PREPAYMENT AND CANCELLATION

7.1                               Illegality

If, at any time it is or will become unlawful in any applicable jurisdiction for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan (or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so):

(a)                                 that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled and the Commitment of that Lender will be cancelled in the amount of such cancellation of Available Commitment (provided that the Total Commitments may (at the Borrower’s option) simultaneously with or subsequent to such cancellation be increased in accordance with Clause 2.3 (Increase)); and

(c)                                  to the extent that such Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.4 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in each of the Loans on the last day of the then current Interest Period for that Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment in respect of that Facility shall be cancelled in the amount of that Lender’s participation in any Loan so repaid.

7.2                               Voluntary cancellation

The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$10,000,000 or in higher integral multiples of US$10,000,000) of the Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

7.3                               Voluntary prepayment of Loans

The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$10,000,000 or in higher integral multiples of US$10,000,000).

7.4                               Right of replacement or repayment and cancellation in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up);

(ii)                                  any Lender’s Commitment or participation in any Loan is being included to trigger the event as described in Clause 11.3 (Market disruption) but no alternative basis of interest rate has been agreed pursuant to paragraph (c) of Clause 11.4 (Cost of funds); or

(iii)                               any Lender claims indemnification from the Borrower under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase, inclusion or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period for each Loan which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan together with all interest and other amounts payable to such Lender under the Finance Documents and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

(d)                                 If:

(i)                                     any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)                                  an Obligor becomes or will become obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Borrower may on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                                  The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent;

(ii)                                  neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)                               in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)                              the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)                                   A Lender shall perform the procedures described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has completed those procedures.

(g)

(i)                                     If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of the Available Commitment of that Lender.

(ii)                                  On the notice referred to in paragraph (i) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)                               The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

7.5                               Change of Control

Upon the occurrence of a Change of Control:

(a)                                 the Borrower shall promptly notify the Agent upon becoming aware of that event; and

(b)                                 irrespective of whether the Borrower has complied with paragraph (a) above:

(i)                                     a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(ii)                                  if a Lender so requires and notifies the Agent within 30 days of the Borrower notifying the Agent of the event, the Agent shall, by not less than 10 Business Days’ notice to the Borrower, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents in relation to that Lender’s participation immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all of that Lender’s participation in such outstanding Loans and amounts will become immediately due and payable.

8.                                      RESTRICTIONS

8.1                               Notices of cancellation or prepayment

Any notice of cancellation or prepayment given by any Party under Clause 7 (Illegality, prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.2                               Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

8.3                               Reborrowing

Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

8.4                               Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

8.5                               No reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

8.6                               Agent’s receipt of notices

If the Agent receives a notice under Clause 7 (Illegality, prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

8.7                               Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of its participation in that Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment (unless such cancellation is already made pursuant to another provision of this Agreement).

8.8                               Application of prepayments

Any prepayment of a Loan (other than a prepayment pursuant to Clause 7.1 (Illegality), Clause 7.4 (Right of replacement or repayment and cancellation in relation to a single Lender) or Clause 7.5 (Change of Control)) shall be applied pro rata to each Lender’s participation in that Loan.

SECTION 5

COSTS OF UTILISATION

9.                                      INTEREST

9.1                               Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR for that Loan and such Interest Period.

9.2                               Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period relating to that Loan (and, if that Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of that Interest Period).

9.3                               Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent. per annum and the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)                                 If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the Unpaid Sum during that first Interest Period shall be the sum of 2 per cent. per annum and the rate which would have applied if the Unpaid Sum had not become due.

(c)                                  Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.4                               Notification of rates of interest

(a)                                 The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)                                 The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

10.                               INTEREST PERIODS

10.1 Selection of Interest Periods

(a)                                 The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)                                 Subject to this Clause 10, the Borrower may select an Interest Period of one Month, three Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders) in relation to the relevant Loan.

(c)                                  An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(d)                                 A Loan has one Interest Period only which shall start on the Utilisation Date of that Loan.

(e)                                  The Interest Period of each Automatic Rollover Loan shall be determined in accordance with Clause 5.3 (Automatic rollover).

10.2 Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.                               CHANGES TO THE CALCULATION OF INTEREST

11.1 Unavailability of Screen Rate

(a)                                 Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR (for that Loan and that Interest Period) shall be the Interpolated Screen Rate for a period equal in length to that Interest Period of that Loan.

(b)                                 Reference Bank Rate: If no Screen Rate is available for LIBOR (for any Loan and any Interest Period) for:

(i)                                     dollars; or

(ii)                                  that Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate (for that Loan and that Interest Period),

the applicable LIBOR (for that Loan and that Interest Period) shall be the Reference Bank Rate as of the Specified Time and for dollars and for a period equal in length to that Interest Period of that Loan.

(c)                                  Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for that Loan and that Interest Period and Clause 11.4 (Cost of funds) shall apply to that Loan for that Interest Period.

11.2 Calculation of Reference Bank Rate

(a)                                 Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)                                 If at or about noon (London time) on the Quotation Day for an Interest Period, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

11.3 Market disruption

If before 5:00pm (Hong Kong time) on the Business Day immediately following the Quotation Day for a Loan and an Interest Period relating thereto, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR (for that Loan and that Interest Period) then Clause 11.4 (Cost of funds) shall apply to that Loan for that Interest Period.

11.4 Cost of funds

(a)                                 If this Clause 11.4 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the applicable Margin; and

(ii)                                  the weighted average (weighted by reference to each Lender’s respective participation in that Loan) of the rates notified to the Agent by each Lender as soon as practicable and in any event within five Business Days of the first day of that Interest Period (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period) to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)                                 If this Clause 11.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)                                  Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)                                 If this Clause 11.4 applies in relation to a Loan and an Interest Period pursuant to Clause 11.3 (Market disruption) and:

(i)                                     a Lender’s Funding Rate (for that Loan and that Interest Period) is less than LIBOR (for that Loan and that Interest Period); or

(ii)                                  a Lender does not supply a quotation (for that Loan and that Interest Period) by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR (for that Loan and that Interest Period).

(e)                                  If this Clause 11.4 applies to a Loan and an Interest Period pursuant to Clause 11.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above (the “Non-Quotation Lender”), the rate of interest (for such Loan and such Interest Period) shall be calculated on the basis of the quotations of the remaining Lenders. For the avoidance of doubt, for the purpose of calculating the weighted average of the rates of interest under paragraph (a)(ii) above, the participation of any Non-Quotation Lender in such Loan shall not be included as if the amount of such Loan had been reduced by an amount equal to the participation of the Non-Quotation Lender in such Loan.

(f)                                   For the avoidance of doubt, in the event that no substitute basis for determining the rate of interest is agreed, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

11.5 Notification to Borrower

If Clause 11.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

11.6 Break Costs

(a)                                 The Borrower shall, within 10 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue (including reasonable particulars of such Break Costs and the calculation thereof).

11.7 Discontinuation of LIBOR

(a)                                 The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signalled the need to use alternative benchmark reference rates for such interest rate benchmark and, as a result, such interest rate benchmark (i) may cease to comply with applicable laws and regulations, (ii) may be permanently discontinued, and/or (iii) the basis on which it is calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that:

(i)                                     immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease;

(ii)                                  immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease;

(iii)                               immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and

(iv)                              immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored.

(b)                            There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published, and the Lenders hereby recommend that the Obligors consult their own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to implement new or alternative reference rates to be used in place of LIBOR. Similar initiatives are already, or may in the future be, underway to identify new or alternative reference rates or, in some cases, adjust methodology for other interest rate benchmarks. The Parties acknowledge that, as a result of the circumstances described above, a Screen Rate Replacement Event may occur.

(c)                             None of the Finance Parties warrants or accepts any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to LIBOR or another interest rate benchmark or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Clause 36.4 (Replacement of Screen Rate)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or such other interest rate benchmark or that it will have the same volume or liquidity as LIBOR or such other interest rate benchmark did prior to its discontinuance or unavailability.

12.                               FEES

12.1 Commitment fee

(a)                                 The Borrower shall pay to the Agent (for the account of each Lender) a commitment fee computed and accruing on a daily basis at the rate of 0.25 per cent. per annum on that Lender’s Available Commitment under the Facility for each day during the Availability Period. The commitment fee accrued on any day during the Availability Period shall be calculated on such Lender’s Available Commitment for the Facility as at the close of business on such day in the principal financial centre of the country of the currency in which the Facility is denominated (or, if any such day is not a Business Day, the immediately preceding Business Day).

(b)                                 The accrued commitment fee in respect of the Facility is payable:

(i)                                     on the last day of each successive period of three Months which ends during the Availability Period;

(ii)                                  on the last day of the Availability Period; and

if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)                                  No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of a Lender for any day on which that Lender is a Defaulting Lender.

12.2 Upfront fee

The Borrower shall pay an upfront fee to JPM Arranger in the amount and at the times as agreed in a Fee Letter between the Borrower and JPM Arranger.

12.3 Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.                               TAX GROSS-UP AND INDEMNITIES

13.1 Definitions

(a)                                 In this Clause 13:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2 Tax gross-up

(a)                                 All payments to be made by an Obligor party hereto to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                 The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                                  If an Obligor party hereto is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor party hereto making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment (to which such Tax Deduction relates) evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3 Tax indemnity

(a)                                 Without prejudice to Clause 13.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within 10 Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 13.3 shall not apply to:

(i)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)                                  any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located;

(iii)                               a FATCA Deduction required to be made by a Party; or

(iv)                              any PRC Indirect Tax.

(b)                                 A Finance Party intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event giving rise to the claim (including reasonable particulars thereof) whereupon the Agent shall notify the Borrower thereof.

(c)                                  A Finance Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4 Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines in its sole discretion that:

(a)                                 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                 that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to the Obligor which that Finance Party determines in its sole discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5 Stamp taxes

The Borrower shall:

(a)                                 pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)                                 within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Taxes paid or payable in respect of any Finance Document, excluding, in each case, any such stamp duty, registration or Tax paid or payable in connection with any assignment or transfer by any Lender.

13.6 Indirect tax

(a)                                 All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to that Finance Party (in addition to and at the same time as paying the consideration for that supply) an amount equal to the amount of the Indirect Tax.

(b)                                 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that that Finance Party reasonably determines that it is not entitled to credit or repayment in respect of that Indirect Tax.

13.7 FATCA information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                                    supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law or regulation, or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                  If the Borrower is a US Tax Obligor, or the Agent reasonably believes that its obligations under FATCA or any other applicable law require it, each Lender shall, within ten Business Days of:

(i)                                     where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)                                  where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iii)                               where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)                               a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)                               any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)                                   The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)                                  If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)                                 The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

13.8 FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of that payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment (to which such FATCA Deduction relates) and, in addition, shall notify the Borrower and the Agent, and the Agent shall notify the other Finance Parties.

14.                               INCREASED COSTS

14.1 Increased costs

(a)                                 Subject to Clause 14.3 (Exceptions) the Borrower shall, within ten Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application by any governmental or regulatory authority of) any law or regulation after the date of this Agreement;

(ii)                                  compliance with any law or regulation made, enacted, issued or put into effect after the date of this Agreement.

The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                 In this Agreement:

“Increased Costs” means:

(i)                                     a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by that Finance Party or one of its Affiliates);

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

14.2 Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall promptly notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Increased Costs and the particulars thereof.

14.3 Exceptions

Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)                                 attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                                 attributable to a FATCA Deduction required to be made by a Party;

(c)                                  compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 13.3 (Tax indemnity) applied); or

(d)                                 attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any law or regulation.

15.                               OTHER INDEMNITIES

15.1 Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 10 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum.

(b)                                 Each Obligor party hereto waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2 Other indemnities

The Borrower shall (or shall procure that an Obligor will), within 10 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 any information provided by or on behalf of an Obligor for the purposes of the Information Memorandum or in connection with the Facility being misleading and/or deceptive in any respect;

(c)                                  any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under the Finance Documents;

(d)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(e)                                  funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)                                   a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by or on behalf of the Borrower.

15.3 Indemnity to the Agent

The Borrower shall, within 10 Business Days of demand, indemnify the Agent against any cost, loss or liability reasonably incurred by the Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                  instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

16.                               MITIGATION BY THE LENDERS

16.1 Mitigation

(a)                                 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2 Limitation of liability

(a)                                 The Borrower shall, within 10 Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.                               COSTS AND EXPENSES

17.1 Transaction expenses

The Borrower shall within 10 Business Days of demand, pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

17.2 Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within 10 Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3 Enforcement and preservation costs

The Borrower shall, within 10 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
GUARANTEE

18.                               GUARANTEE AND INDEMNITY

18.1 Guarantee and indemnity

Each Offshore Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each Finance Party punctual performance by each other Obligor of all of that other Obligor’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever any other Obligor does not pay any amount when due under or in connection with any Finance Document, that Offshore Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of any Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by an Offshore Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2 Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3 Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise then the liability of each Offshore Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4 Waiver of defences

The obligations of each Offshore Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or nonobservance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)                                  any insolvency or similar proceedings; or

(h)                                 this Agreement or any other Finance Document not being executed by or binding upon any other party.

18.5 Guarantor intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Offshore Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6 Immediate recourse

Each Offshore Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Offshore Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7 Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Offshore Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Offshore Guarantor or on account of any Offshore Guarantor’s liability under this Clause 18.

18.8 Deferral of Offshore Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Offshore Guarantor will exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Offshore Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any Obligor; and/or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If an Offshore Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 30 (Payment mechanics).

18.9 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19. REPRESENTATIONS

Each Obligor party hereto makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement and (in the case of the Repeating Representations only) at the times set out in Clause 19.29 (Repetition).

19.1 Status

(a)                                 It is a limited liability company or corporation, duly incorporated, validly existing and (in respect of the Borrower) in good standing under the law of its Original Jurisdiction.

(b)                                 Each Material Company is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(c)                                  It and each Material Company has the power to own its assets and carry on its business as it is being conducted.

19.2 Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

19.3 Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its or any Material Company’s constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any Material Company or any of its or any Material Company’s assets or constitute a default or termination event (however described) under any such agreement or instrument to the extent it has, or would reasonably be expected to have, a Material Adverse Effect.

19.4 Power and authority

(a)                                 Subject to the Legal Reservations, it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

19.5 Validity and admissibility in evidence

(a)                                 Subject to the Legal Reservations, all Authorisations required:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)                                  to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions (other than, in respect of the Cayman Islands, the payment of stamp duty referred to in paragraph (d) of Clause 19.9 (No filing or stamp taxes)), have been (or will when required be) obtained or effected and are (or will, after being obtained or effected by the required date, be) in full force and effect.

(b)                                 All Authorisations necessary for the conduct of the business, trade and ordinary activities of it or any Material Company have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

19.6 Governing law and enforcement

(a)                                 Subject to the Legal Reservations, the choice of the law stated to be the governing law of each Finance Document will be recognised and enforced in its Relevant Jurisdictions.

(b)                                 Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the stated governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

19.7 Insolvency

No:

(a)                                 corporate action, legal proceeding or other procedure or step described in Clause 23.7 (Insolvency proceedings); or

(b)                                 creditors’ process described in Clause 23.8 (Creditors’ process),

has been taken or, to the knowledge of the Borrower, threatened in relation to it or any Material Company and none of the circumstances described in Clause 23.6 (Insolvency) applies to it or any Material Company.

19.8 Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document.

19.9 No filing or stamp taxes

Under the law of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except:

(a)                                 as otherwise specified in any legal opinion delivered to the Agent in respect of any Finance Document;

(b)                                 for filing of the Facility under this Agreement with NDRC;

(c)                                  for NBWD registration of the Onshore Guarantee Agreement with SAFE; and

(d)                                 that, Cayman Islands stamp duty may be payable if any original of a Finance Document is brought to or executed in the Cayman Islands or produced before a court in the Cayman Islands.

19.10 No default

(a)                                 No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which would reasonably be expected to have a Material Adverse Effect.

19.11 No misleading information

(a)                                 Any factual information in writing contained in or provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                                 The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                                  As at the date of the Information Memorandum, nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect as at such date.

(d)                                 All other written information provided by any member of the Group (including its advisers) (including but not limited to all information relating to the Restricted Entity Contracts, the Restricted Entity Structure, the ownership structure or contractual arrangements between and among any member of the Group and the Restricted Entities, as well as business activities and material licenses, cybersecurity and data protection and user safety in relation to the Restricted Entities) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

19.12 Financial statements

(a)                                 Its financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements (other than the 2020 Annual Financial Statements)) were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b)                                 Its financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements (other than the 2020 Annual Financial Statements)) give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and its results of operations (consolidated in the case of the Borrower) for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)                                  As at the First Utilisation Date, there has been no material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Group, in each case, taken as a whole since the date of the Annual Financial Statements for the Financial Year ended 31 December 2020 (which shall be delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent)) which has, or is reasonably likely to have, a Material Adverse Effect.

19.13 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14 No proceedings

(a)                                 No litigation, arbitration or administrative proceedings or other investigation of or before any court, arbitral body or agency (other than any frivolous proceedings) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge) been started or threatened against it or any Material Company.

(b)                                 No judgment or order of a court, arbitral body or agency which would reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge) been made against it or any Material Company.

19.15 No breach of laws

(a)                                 It has not (and no Material Company has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)                                 No labour disputes are current or, to the best of its knowledge, threatened against it or any Material Company which have or are reasonably likely to have a Material Adverse Effect.

19.16 Environmental laws

(a)                                 Each of it and the Material Companies is in compliance with Clause 22.15 (Environmental compliance) and to the best of its knowledge no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)                                 No Environmental Claim has been commenced or (to the best of its knowledge) is threatened against it or any Material Company where that claim has or is reasonably likely, if determined against it or that Material Company, to have a Material Adverse Effect.

19.17 Taxation

Each of it and the Material Companies has paid when due all Taxes required to be paid by it other than:

(a)                                 any Taxes being contested by it in good faith and in accordance with the relevant procedures;

(b)                                 any Taxes which have been disclosed to the Arranger or the Agent and for which adequate reserves are being maintained in accordance with the Accounting Principles; or

(c)                                  where payment can be lawfully withheld; or

(d)                                 where such non-payment would not reasonably be expected to have a Material Adverse Effect.

19.18 Anti-Corruption Law and Sanctions

(a)                                 The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person.

(b)                                 None of (i) the Borrower, any Subsidiary, any of their respective directors, officers or to the knowledge of the Borrower employees, or (ii) to the best of the Borrower’s knowledge and belief (after having made due and careful enquiry), any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(c)                                  No borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

19.19 Security and Financial Indebtedness

(a)                                 No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)                                 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

(c)                                  There is no outstanding Financial Indebtedness owed by an Obligor to any direct shareholder of the Borrower.

19.20 Good title to assets

It and each Material Company has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted where the lack of such Authorisations would reasonably be expected to have a Material Adverse Effect.

19.21 Intellectual Property

It and each Material Company:

(a)                                 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)                                 does not, in carrying on its businesses, infringe any Intellectual Property of any third party; and

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it,

where (in the case of paragraph (a)) the lack of such ownership or licence, (in the case of paragraph (b)) such infringement or (in the case of paragraph (c)) lack of such actions would, in each case, reasonably be expected to have a Material Adverse Effect.

19.22 Insurances

The insurances required by Clause 22.19 (Insurance) are in full force and effect as required by this Agreement.

19.23 Authorised signatories

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or paragraph (d) of Clause 20.4 (Information: miscellaneous) is authorised to sign Utilisation Requests (in the case of the Borrower) and other notices on its behalf.

19.24 HK Money Lenders Ordinance

The Borrower has and will continue to maintain a paid up share capital (including, for the avoidance of doubt, the par value of shares and share premium) of not less than HK$1,000,000 or an equivalent amount in any other approved currency (as defined in the HK Money Lenders Ordinance).

19.25 Restricted Entity Contracts and Restricted Entity Structure

(a)                                 As at the date of this Agreement, the Restricted Entity Contracts delivered to the Agent pursuant to Part A of Schedule 2 (Conditions precedent) contain all the material terms of any and all agreements and arrangements between (i) the Restricted Group Holding Company and/or any direct holder or owner of any Equity Interest in the Restricted Group Holding Company and (ii) the WFOE.

(b)                                 No Obligor is aware of any event or circumstance (excluding, for the avoidance of doubt, the awareness of any Legal Reservation) that may prevent (i) any Restricted Entity Contract from creating valid and legally binding obligations on the persons who are parties thereto or (ii) any obligations expressed to be assumed by any party to any Restricted Entity Contract from being enforceable in accordance with the terms of that Restricted Entity Contract.

(c)

(i)                                     No party to any Restricted Entity Contract is in breach of or noncompliance with its obligations under any Restricted Entity Contract in any material respect;

(ii)                                  no representation or warranty given or expressed to be given by any party to any Restricted Entity Contract under or in respect of any Restricted Entity Contract is incorrect or misleading any material respect;

(iii)                               there has been no amendment, variation or supplement of or to, or any consent or waiver by any Obligor or any member of the Group of, any of the terms of any Restricted Entity Contract (other than any amendment, variation, supplement, consent or waiver which is in respect of minor administrative matters or as required under applicable law); and

(iv)                              there has been no termination, rescission or cancellation of or any assignment or transfer of any rights or obligations under, any Restricted Entity Contract and each of the Restricted Entity Contracts is in full force and effect.

(d)                                 The Restricted Entity Contracts enable the Borrower (through Offshore Guarantor I and the WFOE) to exercise effective control over the Restricted Entities, including but not limited to:

(i)                                     beneficially owning (directly or indirectly) 100% of the economic interests in the Restricted Entities, in each case, free from Security;

(ii)                                  having the power (directly or indirectly) to direct the activities that most significantly affects the economic performance of the Restricted Entities; and

(iii)                               having an exclusive option to purchase all or part of the Equity Interests in the Restricted Group Holding Company, when and to the extent permitted by PRC law, or requesting any or all shareholders of the Restricted Group Holding Company to transfer all or part of the Equity Interest in the Restricted Group Holding Company to another PRC person or entity designated by the WFOE (or any other member of the Group, as applicable) at any time.

(e)                             Any and all the shareholders of the Restricted Group Holding Company have pledged 100% of the Equity Interests in the Restricted Group Holding Company in favour of the WFOE, and have agreed not to transfer, sell, pledge, dispose of or otherwise create any encumbrance on its Equity Interests in the Restricted Group Holding Company without the prior written consent of the WFOE, and all such pledges of the Equity Interests have been duly registered with the State Administration for Market Regulation of the PRC (国家市场监督管理总局) (formerly known as the State Administration of Industry and Commerce) or its local counterpart.

(f)                              To the Borrower’s knowledge, all shareholders of the Restricted Group Holding Company are acting in good faith and in the best interests of the Restricted Group Holding Company.

(g)                             None of any member of the Group or any Restricted Entity has encountered any interference, challenge, restriction or encumbrance from any Governmental Agency of the PRC in operating the business of any Restricted Entity of any member of the Group through a Restricted Entity Structure that has or could reasonably be expected to result in a Material RE Event.

(h)                            There has been no dispute, disagreements, claims or any legal proceedings of any nature, raised by any Governmental Agency or any other party, pending or, to the Borrower’s knowledge, threatened against or affecting any of the Borrower, the Offshore Guarantor I, the WFOE, any Restricted Entity of any member of the Group and shareholders of the Restricted Group Holding Company that:

( )                                                                                challenge the legality, validity or enforceability of any part or all of the Restricted Entity Contracts taken as a whole;

(ii)                                  challenge the Restricted Entity Structure or the ownership structure as set forth in the Restricted Entity Contracts;

(iii)                               claim any ownership, share, Equity Interests in the WFOE or any Restricted Entity of any member of the Group, or claim any compensation for not being granted any ownership, share, Equity Interests in the WFOE or any Restricted Entity of any member of the Group; or

(iv)                              claim any of the Restricted Entity Contracts or the ownership structure thereof or any arrangement or performance of or in accordance with the Restricted Entity Contracts was, is or will violate any PRC laws and regulations, that has or could reasonably be expected to result in a Material RE Event.

19.26 Holding Companies

Except as may arise under the Finance Documents, none of the Borrower, the Offshore Guarantor I or WFOE has any business or traded any liabilities or commitments (actual or contingent, present or future) other than as permitted by Clause 22.27 (Holding Companies).

19.27 Banking (Exposure Limits) Rules

No Obligor is a connected party of a Finance Party to which Part 8 (Connected Party) of the Banking (Exposure Limits) Rules (Cap. 155S) (the “Rules”) applies or any director or employee of such Finance Party within the meaning of rule 85 of the Rules.

19.28 Required CGB Business Disposal

The Required CGB Business Disposal had been completed in full as of 30 March 2021.

19.29 Repetition

The Repeating Representations are deemed to be made by each Obligor party hereto by reference to the facts and circumstances then existing on, the date of each Utilisation Request, the first day of each Interest Period and each Accession Date.

20.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1 Financial statements

The Borrower shall supply to the Agent (and if the Agent so requests, in sufficient copies for all the Lenders):

(a)                                 as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years (commencing from the Financial Year ending on 31 December 2021), its audited consolidated financial statements for that Financial Year; and

(b)                                 as soon as the same become available, but in any event within 90 days after the end of each of the first Financial Quarter, the second Financial Quarter and the third Financial Quarter of each of its Financial Years (commencing from the Financial Quarter ending on 31 March 2021), its unaudited consolidated financial statements for that Financial Quarter, provided that at any time after a Permitted Listing:

(i)                                     the Borrower may (in lieu of delivering copies of the relevant financial statements to the Agent) satisfy its obligations under paragraph (a) or (b) above by publishing the relevant financial statements on its official website or the official website of the Recognised Stock Exchange (on which the Permitted Listing occurs) (the “Relevant Stock Exchange”); and

(ii)                                  if the Borrower can demonstrate to the satisfaction of the Agent (acting on the instructions of the Majority Lenders) that it has obtained all necessary Authorisations from the Relevant Stock Exchange and other Governmental Agencies to publish or prepare the relevant financial statements by a later date, the deadline for the Borrower to supply the financial statements under paragraph (a) or (b) above shall be extended to such later date.

20.2 Provision and contents of Compliance Certificate

(a)                                 The Borrower shall supply a Compliance Certificate to the Agent with each set of financial statements delivered pursuant to Clause 20.1 (Financial statements).

(b)                                 The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up.

(c)                                  Each Compliance Certificate shall be signed by an Authorised Signatory of the Borrower.

(d)                                 The Borrower shall in each Compliance Certificate delivered in relation to its Annual Financial Statements certify which member of the Group are Material Companies.

20.3 Requirements as to financial statements

(a)                                 Each set of financial statements delivered by the Borrower pursuant to Clause 20.1 (Financial statements) shall be certified by an Authorised Signatory of the relevant company as giving a true and fair view of (in the case of any such financial statements which are audited), or fairly representing (in the case of any such financial statements which are unaudited), its (or, as the case may be, the Group’s consolidated) financial condition and its results of operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)                                 The Borrower shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of its Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements of the Borrower were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements of the Borrower.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements of the Borrower were prepared.

(c)                                  If the Borrower notifies the Agent of a change in accordance with paragraph (b) above, the Borrower and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

20.4 Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                 at the same time as they are dispatched, copies of all documents dispatched by the Borrower to its shareholders generally (or any class of them) (excluding documents setting out routine or procedural matters or which do not adversely affect the interests of the Finance Parties under the Finance Documents) or dispatched by the Borrower or any Obligors to its creditors generally (or any class of them);

(b)                                 promptly, any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Borrower are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Borrower;

(c)                                  promptly upon becoming aware of them, the details of any litigation, arbitration, administrative, governmental, criminal, regulatory or other investigative proceedings which are current, threatened or pending against any member of the Group (excluding any frivolous proceedings), and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(d)                                 promptly, notice of any change in authorised signatories of any Obligor signed by any director, company secretary or Authorised Signatory of such Obligor accompanied by specimen signatures of any new authorised signatories; and

(e)                                  promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group as any Finance Party (through the Agent) may reasonably request, except to the extent that disclosure of that information would breach any law, regulation, stock exchange rule or requirement, judgment or award or duty of confidentiality (which duty of confidentiality is not undertaken by any member of the Group with the intention of circumventing the disclosure requirement hereunder).

20.5 Notification of default

(a)                            Each Obligor party hereto shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                            Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its Authorised Signatories or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6 Direct electronic delivery by Company

An Obligor party hereto may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 32.5 (Electronic communication)) to the extent that Lender and the Agent agree to this method of delivery.

20.7 “Know your customer” checks

(a)                            Each Obligor party hereto shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender) in order for the Agent, such Lender or, any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)                            Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

21.                               FINANCIAL COVENANTS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1 Financial definitions

In this Agreement:

“Consolidated Total Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group on a consolidated basis and excluding:

(a)                                 any indebtedness for or in respect of paragraph (g) of the definition of “Financial Indebtedness” or any guarantee or indemnity for any such indebtedness;

(b)                                 any Financial Indebtedness owing by a member of the Group to another member of the Group; and

(c)                                  any Permitted Subordinated Loan.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)                                 not including any accrued interest owing to any member of the Group;

(c)                                  after adding back any amount attributable to the amortisation, depreciation or impairment of assets (including operating and non-operating assets) of members of the Group;

(d)                                 before taking into account any Exceptional Items;

(e)                                  after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests (for the avoidance of doubt, minority interests do not include the interest of any person in any Restricted Entity to the extent such person is subject to the Restricted Entity Structure);

(f)                                   before taking into account any unrealised gains or losses on any derivative instrument or similar financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(g)                                  before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after the date on which the Original Financial Statements of the Borrower were made up;

(h)                                 after adding back any charge to profit represented by any non-cash stock option, restricted stock units and other equity-based compensation expenses and payroll tax expense related to stock option and other equity-based compensation expenses;

(i)                                     after adding back expenses (including dividends and distributions) associated with, and any mark-to-market or revaluation losses with respect to, any redeemable preference shares, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Finance Charges” means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of the Consolidated Total Borrowings including:

(a)                                 the interest element of leasing and hire purchase payments in respect of any Finance Lease;

(b)                                 commitment fees, commissions and guarantee fees; and

(c)                                  any dividend or other finance charges payable in cash in respect of any redeemable preference shares to the extent that such shares constitute Financial Indebtedness, excluding any arrangement or upfront fee in respect of any Consolidated Total Borrowings (or any part thereof) and adjusted (but without double counting) by:

(d)                                 adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

(e)                                  deducting interest income of the Group in respect of that Relevant Period,

as determined (except as needed to reflect the terms of this Clause 21) from the financial statements of the Group and Compliance Certificates delivered under Clause 20.1 (Financial statements) and Clause 20.2 (Provision and contents of Compliance Certificate).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter.

“Revenue” means, in respect of any Relevant Period, the aggregate amount of revenue of the Group on a consolidated basis as determined by reference to (except as needed to reflect the terms under this Clause 21) each of the financial statements delivered pursuant to Clause 20.1 (Financial statements) and the Compliance Certificate supplied by the Borrower with such financial statements pursuant to Clause 20.2 (Provision and contents of Compliance Certificate).

21.2 Financial condition

(a)                            At any time before the EBITDA Breakeven occurs, the Borrower shall ensure that the Consolidated Net Debt as at the last day of the Most Recent Relevant Period at that time shall be not greater than zero.

(b)                            At any time upon or after the EBITDA Breakeven occurs:

(i)                                     the Borrower may, by notice to the Agent, elect to comply with either of the following financial covenants:

(A)                               that the Borrower shall ensure that the Consolidated Net Debt as at the last day of the Most Recent Relevant Period at that time shall be not greater than zero; or

(B)                               that the Borrower shall ensure that the Net Leverage for the Most Recent Relevant Period at that time shall be equal to or less than 3.50:1,

(the elected financial covenant, the “Elected Financial Covenant”); and

(ii)                                  the Borrower shall ensure that:

(A)                               the Elected Financial Covenant will be complied with as at the last day of or, as the case may be, for the Most Recent Relevant Period at that time; and

(B)                               EBITDA shall at all times be greater than zero,

provided that:

(1)                                 no more than one election may be made by the Borrower under this paragraph (b) and if an election is made, such election shall be irrevocable and irreversible;

(2)                                 the Elected Financial Covenant shall be and remain binding on the Borrower at all times on and from the date on which such election is made; and

(3)                                 at any time before an election is made by the Borrower under this paragraph (b) the Elected Financial Covenant shall be deemed to be the financial covenant as described in paragraph (b)(i)(A) above.

21.3 Financial testing

(a)                            The financial covenants set out in Clause 21.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to Clause 20.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Provision and contents of Compliance Certificate).

(b)                                 For the purpose of this Clause 21, no item shall be included or excluded more than once in any calculation.

(c)                                  For the purpose of this Clause 21, any amount (that is a balance sheet item) outstanding or repayable in a currency other than RMB shall on the applicable day of determination be taken into account in its RMB equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the Accounting Principles applicable to the Original Financial Statements of the Borrower (provided that for the purposes of the definition of the “Consolidated Total Borrowings”, if any currency hedging in respect of such amount is in force as at that day, the effect of such hedging may be taken in account when calculating the USD equivalent of such amount as at that day).

22.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1 Authorisations

(a)                                 Each Obligor party hereto shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and (upon request of the Agent) supply certified copies to the Agent of any Authorisation required to:

(i)                                     enable it to perform its obligations under the Finance Documents; and

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document.

(b)                                 Each Obligor party hereto shall procure that each Restricted Entity has and will maintain all Authorisations necessary for it to perform its major business activities in line with market practice, except where the lack of such Authorisations would not reasonably be expected to have a Material Adverse Effect.

22.2 Compliance with laws

Each Obligor party hereto shall (and the Borrower shall ensure that each member of the Material Group will) comply in all respects with all laws to which it may be subject (including, for the avoidance of doubt, any applicable listing rules after a Permitted Listing occurs and any applicable regulations promulgated from time to time by SAFE, NDRC and any other Governmental Agency in the PRC), if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

22.3 Negative pledge

In this Clause 22.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)                                 no Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) create or permit to subsist any Security over any of its assets; and

(b)                                 no Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) create or permit to subsist:

(i)                                     any arrangement or transaction under which a member of the Material Group will sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Material Group;

(ii)                                  any arrangement or transaction under which a member of the Material Group will sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts;

(iv)                              any title retention arrangement; or

(v)                                 any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

22.4 Disposals

(a)                                 Except as permitted under paragraphs (b) and (c) below, no Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Subject to paragraph (c) below, paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

(c)                                  Notwithstanding anything to the contrary in this Clause 22.4, no Obligor party hereto shall (and the Borrower shall ensure that none of its Subsidiaries will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of:

(i)                                     shares owned by any member of the Group in a Material Company, where such shares so sold, leased, transferred or disposed of (excluding any sale, lease, transfer or disposal falling within (A) below) in aggregate constitute more than 10% of shares in such Material Company;

(ii)                                  shares owned by any member of the Group in any member of the Group (“Disposed Entity”) which owns (directly or indirectly):

(A)                               any shares in a Material Company (including, without limitation, any direct or indirect Holding Company of any Material Company); or

(B)                               any shares in any person (other than the Borrower) which owns any Key Intellectual Property used by any member of the Group,

where such shares so sold, leased, transferred or disposed of (excluding any sale, lease, transfer or disposal falling within (A) below) in aggregate constitute more than 10% of shares in such Disposed Entity; or

(iii)                               any Key Intellectual Property owned by any member of the Group,

except (A) where such sale, lease, transfer or other disposal is made (1) to a member of the Group that is a direct or indirect wholly owned Subsidiary of the Borrower (excluding any Restricted Entity) or (2) by a Restricted Entity to another Restricted Entity or (B) any licence of any Key Intellectual Property on arm’s length terms.

(d)                                 For the purposes of this Clause 22.4, “Key Intellectual Property” means any Intellectual Property owned by any member of the Group (i) which is necessary for the business of the Group’s app(s) relating to its ride hailing business in the PRC and (ii) the absence of which will have a material adverse impact on the business of the Group (taken as a whole).

22.5 Arm’s length basis

No Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) enter into any transaction with any person (that is a holder of any shares or interests in any member of the Group or any Affiliate of any such holder, but in each case excluding any member of the Group) except on arm’s length terms and for full market value.

22.6 Loans or credit

(a)                                 Except as permitted under paragraph (b) below, no Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) be a creditor in respect of any Financial Indebtedness.

(b)                                 Paragraph (a) above does not apply to a Permitted Loan.

22.7 No guarantees or indemnities

(a)                                 Except as permitted under paragraph (b) below, no Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)                                 Paragraph (a) above does not apply to a guarantee which is a Permitted Guarantee.

22.8 Dividends and share redemption

(a)                                 Except as permitted under paragraph (b) below, the Borrower shall not:

(i)                                     make any Distribution; or

(ii)                                  pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any Affiliate of the Borrower (other than to another member of the Group) except where such management or advisory or other fee is incurred pursuant to transactions on arm’s length terms.

(b)                                 Paragraph (a) above does not apply to any Distribution if at the time when such Distribution is made (a “Permitted Distribution”):

(i)                                     a Permitted Listing has occurred;

(ii)                                  no Event of Default has occurred and is continuing; and

(iii)                               no Event of Default would occur immediately after the making of such Distribution.

22.9 Financial Indebtedness

(a)                                 Subject to paragraph (b) below, no Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) incur or allow to remain outstanding any Financial Indebtedness except for any Permitted Financial Indebtedness.

(b)                                 Each Obligor party hereto shall ensure the aggregate amount of Financial Indebtedness incurred by each member of the Group incorporated in the PRC shall not at any time exceed an amount which is equal to 40 per cent. of the Total Assets (or its equivalent in any other currency or currencies) at that time, determined by reference to the latest financial statements delivered pursuant to Clause 20.1 (Financial Statements) and the Compliance Certificate supplied by the Borrower with such financial statements pursuant to Clause 20.2 (Provision and contents of Compliance Certificate).

22.10 Merger

No Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than:

(a)                                 any sale, lease, transfer or other disposal permitted pursuant to Clause 22.4 (Disposals); or

(b)                                 any solvent amalgamation, demerger, merger, consolidation or corporate reconstruction where (i) if any Obligor is involved in such amalgamation, demerger, merger, consolidation or corporate reconstruction, its obligations under the Finance Documents remain legal, valid and binding and are binding on the surviving or resulting entity of such amalgamation, demerger, merger, consolidation or corporate reconstruction (which is an Obligor), provided that if the Borrower is involved in such amalgamation, demerger, merger, consolidation or corporate reconstruction, the Borrower shall be the surviving or resulting entity and (ii) such amalgamation, demerger, merger, consolidation or corporate reconstruction does not have a Material Adverse Effect.

22.11 Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

22.12 Acquisitions

(a)                                 Except as permitted under paragraph (b) below, no Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will) invest in or acquire any:

(i)                                     share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person; or

(ii)                                  business or going concern, or the whole or substantially the whole business of the assets, property or business of any person or any assets that constitute a division or operating unit of the business of any person.

(b)                                 Paragraph (a) above does not apply to a Permitted Acquisition.

22.13 Joint ventures

No Obligor party hereto shall (and the Borrower shall ensure that no other member of the Material Group will):

(a)                                 enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)                                 transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing), except for any Permitted Acquisition, Permitted Disposal, Permitted Loan, Permitted Guarantee or Permitted Security.

22.14 Preservation of assets

Each Obligor party hereto shall (and the Borrower shall ensure that each other member of the Material Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business, where failure to do so would reasonably be expected to have a Material Adverse Effect.

22.15 Environmental compliance

Each Obligor party hereto shall (and the Borrower shall ensure that each member of the Material Group will):

(a)                                 comply with all Environmental Law;

(b)                                 obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)                                  implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.16 Environmental Claims

Each Obligor party hereto shall (through the Borrower), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)                                 any Environmental Claim against any member of the Material Group which is current, pending or threatened; and

(b)                                 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Material Group,

where the claim, if determined against that member of the Material Group, has or is reasonably likely to have a Material Adverse Effect.

22.17 Anti-Corruption Law, Anti-Money Laundering Laws and Sanctions

(a)                                 The Borrower shall procure that the operations of the Borrower and its Subsidiaries will be conducted at all times in compliance with (i) the Anti-Corruption Laws, (ii) all applicable financial recordkeeping requirements, reporting requirements, money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Borrower or any of its Subsidiaries (collectively, the “Anti-Money Laundering Laws”) and applicable Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(b)                                 The Borrower will not request any Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in order to obtain an improper business advantage or in violation of any Anti-Corruption Laws, (ii) in violation of any Anti-Money Laundering Laws, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent expressly permitted for a person required to comply with Sanctions, or (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

22.18 Taxation

Each Obligor party hereto shall (and the Borrower shall ensure that each member of the Material Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)                                 such payment is being contested in good faith;

(b)                                 adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 20.1 (Financial statements); or

(c)                                  failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

22.19 Insurance

(a)                                 Each Obligor party hereto shall (and the Borrower shall ensure that each member of the Material Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business located in the same or a similar location (provided that such insurances may be maintained by one or more members of the Group for the benefit of other applicable members of the Group).

(b)                                 All such insurances must be with reputable independent insurance companies or underwriters.

22.20 Pari passu ranking

Each Obligor party hereto shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.21 Intellectual Property

Each Obligor party hereto shall (and the Borrower shall procure that each other member of the Material Group will):

(a)                                 preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)                                 use reasonable endeavours to prevent any infringement of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Material Group to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where (in the case of paragraphs (a) to (c) above) failure to do so or (in the case of paragraphs (d) and (e) above) such use, permission to use, omission or discontinuation, has or is reasonably likely to have a Material Adverse Effect.

22.22 Restricted Entity arrangements

(a)                                 No Obligor party hereto shall (and the Borrower shall use its reasonable endeavours to ensure that no Restricted Entity will) (and the Borrower shall procure that no other member of the Group that is not a Restricted Entity will) without the prior written consent of the Agent (acting on the instructions of all the Lenders):

(i)                                     make or agree to any amendment or variation of or supplement to any provision of any Restricted Entity Contract;

(ii)                                  terminate, rescind, supersede, cancel or agree to terminate, rescind, supersede or cancel any Restricted Entity Contract (except where such Restricted Entity Contract is replaced by an equivalent Restricted Entity Contract, including upon any change or substitution in the holder of shares or equity interests in any Restricted Entity (“Restricted Entity Contract Replacement”));

(iii)                               grant or agree to any waiver of any of its rights or remedies, or give any consent, under or in respect of any Restricted Entity Contract; or

(iv)                              assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under any Restricted Entity Contract (except (A) as constituted by any Restricted Entity Contract Replacement or (B) any Security or Quasi-Security constituted by any Restricted Entity Contract), in each case, which would result in a Material RE Event.

(b)                                 Each Obligor party hereto shall (or the Borrower shall, on behalf of any relevant Obligor), as soon as reasonably practicable following the occurrence of any event or circumstance specified in paragraphs (a)(i) to (a)(iv) above:

(i)                                     notify the Agent in writing upon the occurrence of such event or circumstance; and

(ii)                                  provide to the Agent copies of any amendment, variation, supplement, waiver or consent relating to any Restricted Entity Contract.

(c)                                  Each Obligor party hereto shall (and the Borrower shall use its reasonable endeavours to ensure that each Restricted Entity will) (and the Borrower shall procure that each other member of the Group that is not a Restricted Entity will) perform and comply with its obligations under the Restricted Entity Contracts to which it is a party where failing to do so would result in a Material RE Event.

(d)                                 Each Obligor party hereto shall (and the Borrower shall use its reasonable endeavours to ensure that each Restricted Entity will) (and the Borrower shall procure that each other member of the Group that is not a Restricted Entity will) take all commercially reasonable and practical steps to preserve and enforce its rights, and to pursue any claim or remedy, it has under or in respect of any Restricted Entity Contracts to which it is a party, where failing to do so would result in a Material RE Event.

22.23 Restricted Entity Structure

(a)                                 The Borrower shall procure that the Restricted Group Holding Company and each of its Subsidiaries (including without limitation the Onshore Guarantor) is and will remain to be subject to the Restricted Entity Structure, unless:

(i)                                     otherwise approved by all the Lenders in writing; or

(ii)                                  where such entity becomes a Subsidiary of the Borrower (that is not subject to the Restricted Entity Structure) upon termination of the Restricted Entity Structure.

(b)                                 The Borrower shall procure that each Restricted Entity is and will remain to be consolidated into all consolidated financial statements of the Borrower.

22.24 Treasury Transactions

No Obligor party hereto shall (and the Borrower will procure that no other member of the Material Group will) enter into any Treasury Transaction unless:

(a)                                 such Treasury Transaction is not for speculative purposes; and

(b)                                 the terms of such Treasury Transaction (including pricing) offered by the relevant hedge counterparty are competitive and in good faith (as determined by the relevant Obligor or member of the Material Group (acting in good faith)).

22.25 Subordination

Each Obligor shall ensure that any Financial Indebtedness from time to time owed by that Obligor to any of its Affiliates (which is not an Obligor) will be subordinated to the Facility on terms of a Subordination Deed, provided that:

(a)                                 each Subordination Deed shall contain provisions which permit payments in respect of such Financial Indebtedness to be made for so long as:

(i)                                     no Default has occurred and is continuing at the time of the making of such payment; and

(ii)                                  no Default would occur immediately after the making of such payment; and

(b)                                 the enforceability of such Subordination Deed and the capacity of such Obligor and such Affiliates signing such Subordination Deed shall be confirmed by customary legal opinions (subject to customary assumptions and qualifications) at the cost of the Borrower, provided that the prior consent of the Borrower with respect to the amount of such cost has been obtained (such consent not to be unreasonably withheld)) no later than the incurrence of any such Financial Indebtedness.

22.26 Minimum Unrestricted Cash

(a)                                 The Borrower shall ensure that the aggregate amount of Unrestricted Cash held by the Obligors collectively shall be not less than US$2,000,000,000 (or its equivalent in any other currency or currencies) at any time.

(b)                                 The Borrower shall, no later than the date falling five Business Days after the last day of each Financial Quarter, provide the Agent with copies of its (and/or any of the other Obligors’) bank statement(s) or other evidence (in form and substance satisfactory to the Agent (acting reasonably)) demonstrating that its obligation under paragraph (a) is and has been complied with.

(c)                                  For the purposes of this Clause 22.26, “Unrestricted Cash” means, at any time, cash in hand or at bank or Cash Equivalent Investments and to which an Obligor is alone (or together with any other Obligor) beneficially entitled at that time and for so long as:

(i)                                     that cash is repayable (or repayable subject to giving notice or demand) within 30 days after the relevant date of calculation;

(ii)                                  repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(iii)                               there is no Security or Quasi-Security over that cash or such Cash Equivalent Investments except for any Security or Quasi-Security over bank or securities accounts granted as part of the standard terms and conditions of any applicable account bank or securities account bank (each of such account banks or securities account banks, a “Relevant Account Bank”);

(iv)                              that cash or such Cash Equivalent Investments is or are freely and immediately available to be applied in repayment or prepayment of the Facility; and

(v)                                 that cash is not subject to any Cash Pooling,

provided that if any Financial Indebtedness is owed by any Obligor to any Relevant Account Bank at any time and is secured by the Security or Quasi-Security permitted under paragraph (c)(iii) above, the aggregate amount of such Financial Indebtedness shall be deducted from the amount of cash or Cash Equivalent Investments which would (but for this proviso) otherwise have been included in the computation of the amount of Unrestricted Cash at that time.

22.27 Holding Companies

Neither the Borrower nor the Offshore Guarantor I shall, and each Obligor party hereto shall ensure that WFOE will not, trade, carry on any business, own any assets or incur any liabilities, indebtedness or commitments (whether actual or contingent) except for:

(a)                                 the provision and purchase of management, legal, accounting and administrative services (excluding treasury services) to other member of the Group of a type customarily provided by a holding company to its Subsidiaries;

(b)                                 (in the case of the Borrower and the Offshore Guarantor I) ownership of equity interests in its Subsidiaries and Investee Entities and credit balances in bank accounts and cash;

(c)                                  (in the case of WFOE) ownership of equity interest in the Restricted Group Holding Company and credit balances in bank accounts and cash;

(d)                                 liabilities in respect of debit balances owing to other member of the Group and rights in respect of credit balances owing by other member of the Group, which debit balances and credit balances are (in each case) permitted under this Agreement;

(e)                                  any rights and obligation (including any performance or enforcement thereof) under the Finance Documents or Restricted Entity Contracts to which it is a party;

(f)                                   incurring any liabilities for Taxes, professional fees and administration costs in the ordinary course of business as a Holding Company and any liabilities arising by operation of law in the ordinary course of its business as a Holding Company (which liabilities do not arise as a result of any default or omission of any Material Company);

(g)                                  carrying out or being involved in any activities which are permitted under this Agreement; and

(h)                                 investing in and holding financial products offered by commercial banks to their customers generally, if and to the extent that such investment or holding of such financial products is not otherwise prohibited by this Agreement.

22.28 Further assurance

In respect of any Subordination Deed executed after the date of this Agreement, each Obligor party hereto shall ensure that there shall be delivered to the Agent, promptly upon such execution, all of the documents and evidence specified in Part C of Schedule 2 (Conditions precedent) with respect to such Subordination Deed and each party to such Subordination Deed (excluding the Agent).

22.29 Share capital and Listing

(a)                                 No Guarantor shall (and the Borrower shall procure that the Onshore Guarantor will not):

(i)                                     issue shares in its capital;

(ii)                                  grant to any person any securities convertible into its share capital; or

(iii)                               grant any rights to call for issuance of further shares in its capital,

except for the sole purpose of implementing a Permitted Listing or to its existing shareholder(s) as at the date of this Agreement.

(b)                                 The Borrower shall promptly notify the Agent in writing upon the occurrence of any event or circumstance specified in paragraphs (a)(i) to (a)(iii) above.

(c)                                  Each Obligor party hereto shall procure that no Listing will occur except for a Permitted Listing.

22.30 NDRC Filing and SAFE Registration

(a)                                 Definitions

In this Clause 22.30:

“NBWD” means where a creditor incorporated or registered outside of the PRC:

(i)                                     extending any facility or financing to a borrower or debtor incorporated or registered outside of the PRC and/or

(ii)                                  conducting any transactions with such borrower or debtor incorporated or registered outside of the PRC,

and in either case, any guarantor or security provider in respect of that facility, financing or transaction is incorporated or registered in the PRC.

“NBWD Change” means:

(i)                                     any amendment, variation, novation, supplement, extension, restatement, replacement, waiver, release or any other change of any term of the Onshore Guarantee Agreement or any other Finance Document; or

(ii)                                  any change of Lenders or any other Parties,

which, in each case, under the applicable PRC laws and regulations, (A) is required to be registered or re-registered with SAFE in connection with the NBWD registration of the Onshore Guarantee Agreement or (B) results or would result in any item recorded in the foreign security registration statement (对外担保登记表) in connection with the Onshore Guarantee Agreement being required to be amended and/or updated accordingly.

(b) NDRC

The Borrower shall procure that:

(i)                                     as soon as reasonably practicable and in accordance with the NDRC Circular 2044, an application for the NDRC Filing in respect of the Facility will be submitted to the NDRC and promptly thereafter but in any event no later than the delivery of the first Utilisation Request, a certified copy (certified by affixing with the company chop of the applicant of the NDRC Filing) of the foreign debt filling certificate (企业发行外债备案登记证明) issued by NDRC (in form and substance satisfactory to the Agent (acting reasonably)) will be provided to the Agent;

(ii)                                  within 10 PRC Business Days after each Utilisation Date, the relevant information of the Utilisation (which falls within the approved foreign debt quota specified in the NDRC filing certificate in respect of the Facility in paragraph (i) above and shall be in compliance with the purpose of the Facility according to Clause 3 (Purpose)) together with the relevant reporting form (企业发行外债信息报送表) will be reported to the NDRC in accordance with the NDRC Circular 2044;

(iii)                               within three Business Days of the reporting referred to in paragraph (ii) above, a copy (affixed with the company chop of the applicant who submits the reporting form referred to in paragraph (ii) above) of the relevant reporting form (in form and substance satisfactory to the Agent (acting reasonably)) will be provided to the Agent, confirming that the requirement of paragraph (ii) above has been complied with; and

(iv)                              all applicable filing, reporting and other regulatory requirements under the NDRC Circular 2044 in respect of this Agreement and the Onshore Guarantee Agreement will be complied with.

(c)                                       SAFE

The Borrower shall procure the Onshore Guarantor to:

(i)

(A)                          no later than 15 PRC Business Days of the date of the Onshore Guarantee Agreement, submit the registration of the Onshore Guarantee Agreement with SAFE and provide evidence (in the form of email or other written confirmation from legal counsel to the Agent) that the Onshore Guarantor has submitted the relevant forms and documents (in form and substance satisfactory to the Agent (acting reasonably)) to SAFE for the purpose of effecting registration of the Onshore Guarantee Agreement. For the avoidance of doubt, for the purpose of this paragraph (A), if the Onshore Guarantor has presented the relevant forms and documents (in form and substance satisfactory to the Agent (acting reasonably)) to SAFE within 15 PRC Business Days of the date of the Onshore Guarantee Agreement, it shall be released from its obligation as required in this paragraph (A), no matter whether SAFE accepts the application materials or not, provided that the Borrower shall, and shall procure that the Onshore Guarantor will, promptly notify the Agent (in the form of email or other written confirmation from legal counsel to the Agent) if the submission of application materials is rejected by SAFE and the reasons for the rejection and shall use its reasonable endeavours to timely supplement such materials and information as required by SAFE relating to its application;

(B)                          use its reasonable endeavours to complete the registration of the Onshore Guarantee Agreement with SAFE within six months from the date of this Agreement (provided that, if the Borrower has actually used its reasonable endeavours to complete such registration within such six months’ period, a mere failure to complete such registration within such six months’ period shall not per se constitute a Default); and

(C)                          (without prejudice to the Borrower’s obligation to use reasonable endeavours in paragraph (c)(i)(B) above) no later than the earlier of (1) the date falling 12 months from the date of this Agreement and (2) the date falling nine months from the First Utilisation Date, complete the registration of the guarantee under the Onshore Guarantee Agreement with SAFE and deliver to Agent a certified copy (certified by affixing with the company chop of the Onshore Guarantor) of the foreign security registration statement (对外担保登记表) (in form and substance satisfactory to the Agent (acting reasonably)) in relation to the completion of such registration;

(ii)

(A)                          in the event of a NBWD Change, within 15 PRC Business Days after the date of such NBWD Change, apply for the amendment registration in respect of the NBWD Change with SAFE and provide evidence (in the form of email or other written confirmation from legal counsel to the Agent) that the Onshore Guarantor has submitted the relevant forms and documents (in form and substance satisfactory to the Agent (acting reasonably)) to SAFE for the purpose of effecting NBWD Change. For the avoidance of doubt, for the purpose of this paragraph (A), if the Onshore Guarantor has presented the relevant forms and documents (in form and substance satisfactory to the Agent (acting reasonably)) to SAFE within 15 PRC Business Days after the date of such NBWD Change, it shall be released from its obligation as required in this paragraph (A), no matter whether SAFE accepts the application materials or not, provided that the Borrower shall, or shall procure the Onshore Guarantor to, promptly notify the Agent (in the form of email or other written confirmation from legal counsel to the Agent) if the submission of application materials is rejected by SAFE and the reasons for the rejection and shall use its reasonable endeavours to timely supplement such materials and information as required by SAFE relating to its application;

(B)                               use its reasonable endeavours to complete the registration of the NBWD Change within six months from the date of this NBWD Change (provided that, if the Borrower has actually used its reasonable endeavours to complete such registration within such six months’ period, a mere failure to complete such registration within such six months’ period shall not per se constitute a Default); and

(C)                               (without prejudice to the Borrower’s obligation to use reasonable endeavours in paragraph (c)(ii)(B) above) no later than the date falling 12 months from the date of the NBWD Change, complete the registration of the NBWD Change with SAFE and deliver to the Agent a certified copy (certified by affixing with the company chop of the Onshore Guarantor) of the foreign security registration statement (对外担保登记表) reflecting the NBWD Change (in form and substance satisfactory to the Agent (acting reasonably)) in relation to the completion of such registration.

22.31 Banking (Exposure Limits) Rules

Each Obligor shall promptly upon becoming aware of the same notify the Agent in writing if it is, or if it subsequently becomes, a connected party of a Finance Party to which Part 8 (Connected Party) of the Banking (Exposure Limits) Rules (Cap. 155S) (the “Rules”) applies or any director or employee of such Finance Party within the meaning of rule 85 of the Rules. Each Finance Party to which Part 8 of the Rules applies may assume that no Obligor is so related in the absence of such notice.

23.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default (save for Clause 23.18 (Acceleration)).

23.1 Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by:

(i)                                     administrative or technical error; or

(ii)                                  a Disruption Event; and

(b)                                 payment is made within five Business Days of its due date.

23.2 Financial covenants and other obligations

Any requirement of Clause 21 (Financial covenants), paragraph (a) of Clause 22.26 (Minimum Unrestricted Cash) or Clause 22.30 (NDRC Filing and SAFE Registration) is not satisfied.

23.3 Other obligations

(a)                                 An Obligor or a Junior Finance Party does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants and other obligations)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) an Obligor, or, as applicable, a Junior Finance Party, becoming aware of the failure to comply.

23.4 Misrepresentation

(a)                                 Any representation or statement made or deemed to be made by an Obligor or any Junior Finance Party in (A) the Finance Documents or (B) any other document delivered by or on behalf of any Obligor or any Junior Finance Party under or in connection with any Finance Document after the date of this Agreement (excluding (i) any information provided by or on behalf of any Obligor, Junior Finance Party or member of the Group to any Finance Party prior to the date of this Agreement (other than the Original Financial Statements) and (ii) the Information Memorandum) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                                 No Event of Default under paragraph (a) above will occur if the misrepresentation or misstatement, or the circumstance giving rise to it, is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) an Obligor, or, as applicable, a Junior Finance Party, becoming aware of the misrepresentation or misstatement.

23.5 Cross default

(a)                                 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described) (as notified by such creditor in writing, provided that it is clear from such notification that such cancellation or suspension is as a result of an event of default however described).

(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 23.5:

(i)                                     if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is not more than an amount equal to US$100,000,000 (or its equivalent in any other currency or currencies);

(ii)                                  if:

(A)                               the Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above arises from any derivative transaction;

(B)                               the circumstance falling within paragraphs (a) to (d) above occurs solely as a result of an event of default (however described) with respect to a counterparty or a credit support provider under such derivative transaction (which, in either case, is not a member of the Group); and

(C)                               any Financial Indebtedness due and payable by any member of the Group (if any) under such derivative transaction is paid or repaid in full by that member of the Group on the due date or within any originally applicable grace period; or

(iii)                               if any circumstance falling within paragraphs (a) to (d) above is capable of remedy and is remedied within 45 days after such circumstance occurs.

23.6 Insolvency

(a)                                 Any Obligor or any Material Company:

(i)                                     is unable or admits inability or is presumed or deemed (pursuant to applicable law) to be unable to pay its debts as they fall due;

(ii)                                  by reason of actual or anticipated financial difficulties, suspends or threatens to suspend making payments on any of its material debts; or

(iii)                               by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to a general rescheduling of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of any Obligor or any Material Company. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

23.7 Insolvency proceedings

Any corporate action, legal proceedings or other formal procedure or formal step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any Material Company (other than a solvent liquidation or reorganisation of any Obligor or a Material Company permitted under Clause 22.10 (Merger));

(b)                                 a composition, compromise, general assignment or similar arrangement with creditors of any Obligor or any Material Company;

(c)                                  the appointment of a liquidator (other than in respect of a solvent liquidation or reorganisation under Clause 22.10 (Merger)), receiver, judicial manager, administrative receiver, administrator, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any Material Company or any of its assets; or

(d)                                 enforcement of any Security over any assets of any Obligor or Material Company,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 23.7 shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement or (ii) any such appointment in respect of or enforcement of Security over assets (including the appointment of receiver in respect of such assets pursuant to such enforcement) not exceeding in aggregate an amount equal to US$100,000,000 (or its equivalent in any other currency or currencies).

23.8 Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of any Obligor or any Material Company having an aggregate value of US$100,000,000 or more (or its equivalent in any other currency or currencies) and is not discharged within 60 days.

23.9 Unlawfulness and invalidity

Subject to the Legal Reservations:

(a)                                 It is or becomes unlawful for an Obligor or any Junior Finance Party to perform any of its obligations under the Finance Documents.

(b)                            Any obligation or obligations of any Obligor or any Junior Finance Party under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                             Any Finance Document is not or ceases to be in full force and effect.

23.10 Repudiation and rescission of agreements

An Obligor or any Junior Finance Party rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences (in writing) an intention to rescind or repudiate a Finance Document.

23.11 Cessation of business

Any Obligor or the Group (taken as a whole) suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business (other than pursuant to any Permitted Disposal).

23.12 Audit qualification

The auditors of the Group qualify the audited annual consolidated financial statements of the Borrower:

(a)                            on the grounds that the information supplied to them (or to which they otherwise had access) was unreliable or inadequate;

(b)                            on the grounds that they are unable to prepare that financial statement on a going concern basis; or

(c)                             where that qualification is in terms or as to issues which is otherwise reasonably likely to be, whether individually or cumulatively, materially adverse to the interests of the Finance Parties under the Finance Documents.

23.13 Litigation

Any litigation, arbitration, administrative, governmental, criminal, regulatory or other investigation, proceeding or dispute:

(a)                            in relation to the Finance Documents or the transactions contemplated in the Finance Documents; or

(b)                            otherwise against any Obligor or Material Company or its business or assets,

is commenced or threatened in writing against any Obligor or Material Company and is reasonably likely to be adversely determined and if adversely determined, will have or is reasonably likely to have a Material Adverse Effect.

23.14 Expropriation

The authority or ability of any Obligor or any Material Company to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other similar action by or on behalf of any governmental, regulatory or other authority in relation to any Obligor or any Material Company or any of its assets or the shares in that Obligor or Material Company (including the displacement of all or part of the management of any Obligor or any Material Company) and such limitation and curtailment has or is reasonably likely to have a Material Adverse Effect.

23.15 Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

23.16 De-listing or suspension of trading

At any time after the occurrence of any Permitted Listing:

(a)                                 the shares in the Borrower cease to be listed or admitted to trading on the stock or investment exchange applicable to such Permitted Listing; or

(b)                                 the trading of shares in the Borrower on such stock or investment exchange has been suspended for more than 15 consecutive Business Days on which such stock or investment exchange is open for trading (unless such suspension is due to a technical or administrative reason or in connection with transactions or arrangements that are not materially adverse to the interests of the Group).

23.17 Restricted Entity Structure events

(a)                                 Pursuant to any official declaration, pronouncement or ruling of any Governmental Agency:

(i)                                     the Restricted Entity Structure is declared illegal, unlawful, invalid, nonbinding or unenforceable; or

(ii)                                  the right or ability of the WFOE (or any applicable member of the Group that is not a Restricted Entity but which is a party to a Restricted Entity Contract) to exercise effective control over or receive the economic benefits of business operations of any Restricted Entity is materially and adversely affected;

(b)                                 any Restricted Entity Contract (or any material obligation of any party under any Restricted Entity Contract):

(i)                                     is or becomes or illegal, unlawful, invalid, non-binding or unenforceable; or

(ii)                                  is not or ceases to be in full force and effect,

which, in either case, would result in a Material RE Event except where such Restricted Entity Contract is replaced by an equivalent Restricted Entity Contract with prior written consent of the Agent;

(c)                             any party to a Restricted Entity Contract shall have failed to comply with any material provision of or perform any of its material obligations under any Restricted Entity Contract to which it is a party and (if such failure is capable of being remedied) such failure is not remedied within 30 days;

(d)                            any representation or statement made or deemed to be made by any party to a Restricted Entity Contract in any or all of the Restricted Entity Contracts is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, which would result in a Material RE Event;

(e)                             any party to any Restricted Entity Contract repudiates or purports in writing to repudiate any Restricted Entity Contract, except where such Restricted Entity Contract is replaced by an equivalent Restricted Entity Contract with prior written consent of the Agent; or

(f)                              any Restricted Entity Contract is terminated, rescinded, superseded or cancelled or any party to any Restricted Entity Contract purports in writing to terminate, rescind, supersede or cancel any Restricted Entity Contract, except where such Restricted Entity Contract is replaced by an equivalent Restricted Entity Contract with prior written consent of the Agent.

23.18 Failure to comply with final judgments

Any Obligor or any Material Company fails to comply with or pay any sum due from it under any binding judgment or order made or given by any court of competent jurisdiction, except where:

(a)                            such binding judgment or order is being appealed against or contested in good faith by the relevant Obligor or Material Company and the payment of such overdue sum is permitted under the laws and regulations applicable to such appeal or contest to be suspended pending the outcome of such appeal or contest and such appeal or contest has not been determined; or

(b)                            (i) the aggregate amount failed to be paid by any or all of the Obligors and Material Companies under any one or more such judgments or orders is less than US$100,000,000 (or its equivalent in any other currency or currencies) and (ii) such failure is capable of remedy and is remedied (or such judgment or order is set aside) within 60 days.

23.19 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                            without prejudice to the participation of any Lender in any Loans then outstanding:

(i)                                     cancel each Available Commitment of each Lender, whereupon each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; or

(ii)                             cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)                                 exercise any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

SECTION 9

CHANGES TO PARTIES

24.                               CHANGES TO THE LENDERS

24.1 Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

24.2 Conditions of assignment or transfer

(a)                                 The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless such assignment or transfer is:

(i)                                     to another Lender or an Affiliate of a Lender;

(ii)                                  to any person listed in Schedule 11 (White List) or any Affiliate of such person;

(iii)                               if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iv)                              made at a time when an Event of Default is continuing.

(b)                                 The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)                                  An assignment will only be effective if the procedure and conditions set out in Clause 24.6 (Procedure for assignment) are complied with.

(d)                                 A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(e)                                  If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses (including by reason of any continuation of such circumstances) to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(f)                                        Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3 Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$3,500, unless such assignment or transfer is to an Affiliate of the Existing Lender.

24.4 Limitation of responsibility of Existing Lenders

(a)                                      Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                             the financial condition of any member of the Group or any Junior Finance Party;

(iii)                          the performance and observance by any Obligor or any Junior Finance Party of its obligations under the Finance Documents or any other documents; or

(iv)                         the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                      Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and each Junior Finance Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                             will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                             Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any Junior Finance Party of its obligations under the Finance Documents or otherwise.

24.5 Procedure for transfer

(a)                            Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below on the Transfer Date when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                            The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)                             On the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors party hereto and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of the Obligors party hereto and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv) the New Lender shall become a Party as a “Lender”.

(d)                                 The procedure set out in this Clause 24.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

24.6 Procedure for assignment

(a)                                 Subject to the conditions set out in paragraph (d) below and in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below on the Transfer Date when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(c)                                  On the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released by each Obligor party hereto and the other Finance Parties from the obligations owed by it that correspond to the rights assigned under paragraph (i) above (the “Relevant Obligations”) and are expressed to be the subject of the release in the Assignment Agreement; and

(iii)                               the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

(e)                                  The procedure set out in this Clause 24.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

24.7 Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation to Borrower or Lenders Accession Memorandum

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Increase Confirmation or a Lenders Accession Memorandum, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement, Increase Confirmation or Lenders Accession Memorandum.

24.8 Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

24.9 Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 24, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

24.10 Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.                                    CHANGES TO THE OBLIGORS

25.1 Assignments and transfer by Obligors

No Obligor party hereto may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

26.                               ROLE OF THE AGENT, THE ARRANGER AND THE REFERENCE BANKS

26.1 Appointment of the Agent

(a)                                 Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each of the Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2 Instructions

(a)                                      The Agent shall:

(i)                                     unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)                          all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                          in all other cases, the Majority Lenders; and

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)                                 The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                                  Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                                 The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)                             In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                              The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.3 Duties of the Agent

(a)                            The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                            Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)                             Without prejudice to Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Lenders Accession Memorandum to Borrower), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)                            Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                             If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                              If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)                             The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.4 Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.5 No fiduciary duties

(a)                            Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                            Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.6 Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7 Rights and discretions

(a)                                 The Agent may:

(i)                                     rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                  assume that:

(A)                               any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)                               unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)                               rely on a certificate from any person:

(A)                               as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                               to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                                 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)                               any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)                                 Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)                             The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                              The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)                             Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(h)                            Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)                                Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.8 Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)                            the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)                            the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)                             any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9 No duty to monitor

The Agent shall not be bound to enquire:

(a)                                 whether or not any Default has occurred;

(b)                                 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                                  whether any other event specified in any Finance Document has occurred.

26.10 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)                                     any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)                                  exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)                               without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)                               any act, event or circumstance not reasonably within its control; or

(B)                               the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                                 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)                                     any “know your customer” or other checks in relation to any person; or

(ii)                                  any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)                                  Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

26.11 Lenders’ indemnity to the Agent

(a)                                 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 30.10 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                                 Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)                                  Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor or a Junior Finance Party.

26.12 Resignation of the Agent

(a)                                 The Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong or Singapore as successor by giving notice to the Lenders and the Borrower.

(b)                                 Alternatively, the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in Hong Kong or Singapore).

(d)                                 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 26 consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and prevailing market standards and those amendments will bind the Parties.

(e)                                  The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly and reasonably incurred by it in making available such documents and records and providing such assistance.

(f)                                   The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                                  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent) and this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                                 After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)                                     The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(i)                                     the Agent fails to respond to a request under Clause 13.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Agent pursuant to Clause 13.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

26.13 Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)                                  The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower, any member of the Group or any Affiliates of the Borrower or any member of the Group on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

26.14 Relationship with the Lenders

(a)                                 The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may, by notice to the Agent, appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 32.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and paragraph (a)(ii) of Clause 32.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.15 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.16 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.17 Role of Reference Banks

(a)                                 No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)                                 No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)                                  No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 26.17 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

26.18 Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 26.17 (Role of Reference Banks), Clause 36.3 (Other exceptions) and Clause 38 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

27.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.                               SHARING AMONG THE FINANCE PARTIES

28.1 Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers, whether by set-off or otherwise, any amount from an Obligor other than in accordance with Clause 29 (Enforcement of Onshore Guarantee Agreement) or Clause 30 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)                                 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Enforcement of Onshore Guarantee Agreement) or Clause 30 (Payment mechanics) (as the case may be), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.6 (Partial payments).

28.2 Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 30.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3 Recovering Finance Party’s rights

(a)                                 On a distribution by the Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)                                 If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4 Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5 Exceptions

(a)                                 This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

28.6 Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                                 any Bail-In Action in relation to any such liability, including:

(i)                                     a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                                  a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                               a cancellation of any such liability; and

(b)                                 a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

29.                               ENFORCEMENT OF ONSHORE GUARANTEE AGREEMENT

29.1 Definitions

In this Clause 29:

“Full Offshore Repatriation” has the meaning given to that term in Clause 29.3 (Distributions of Guarantee Proceeds — Full Offshore Repatriation).

“Fully Repatriated Offshore” has the meaning given to that term in Clause 29.3 (Distributions of Guarantee Proceeds — Full Offshore Repatriation).

“Guarantee Proceeds” means any proceeds received, realised or recovered from the Onshore Guarantor or from the Local Bank on behalf of the Onshore Guarantor under or in connection with the Onshore Guarantee Agreement (whether as a result of any demand made under the Onshore Guarantee Agreement or any other enforcement action taken in connection with the Onshore Guarantee Agreement or otherwise), after deducting any Onshore Enforcement Cost.

“Local Bank” means, in respect of any Guarantee Proceeds, a bank organised and established in the PRC, acting through its office or branch located in the province in which the Onshore Guarantor is established (being Beijing as at the date of this Agreement), to which such Guarantee Proceeds are intended to be remitted for the purposes of their remittance by such bank.

“Offshore Allocation Amount” means, in respect of any Guarantee Proceeds in respect of the Onshore Guarantee Agreement, the amount equal to such Guarantee Proceeds minus the Onshore Allocation Amount in respect of such Guarantee Proceeds.

“Offshore Finance Party” means a Finance Party other than an Onshore Lender. “Offshore Lender” means a Lender other than an Onshore Lender.

“Onshore Allocation Amount” means, in respect of any Guarantee Proceeds in respect of the Onshore Guarantee Agreement, the aggregate amount of such Guarantee Proceeds determined by the Agent that shall be paid to the Onshore Lenders in accordance with Clause 30.6 (Partial payment) as it would have been paid to Onshore Lenders had the relevant SAFE Registered Amount in respect of the Onshore Guarantee Agreement been no less than the Total Commitments of all Lenders.

“Onshore Enforcement Cost” means, in respect of the Onshore Guarantee Agreement, all costs and expenses (including legal fees) incurred by the Agent in the PRC in connection with the enforcement of, or the preservation of any rights under, the Onshore Guarantee Agreement and with any proceedings instituted by or against the Agent as a consequence of it entering into the Onshore Guarantee Agreement or enforcing rights thereunder.

“Onshore Lender” means in respect of the Onshore Guarantee Agreement, a Lender the Facility Office of which is located in the PRC and the Commitments of which is considered by the competent SAFE as not applicable to the NBWD registration of the Onshore Guarantee Agreement.

“Pro Rata Offshore Repatriation” has the meaning given to that term in Clause 29.4 (Distributions of Guarantee Proceeds — partial offshore repatriation).

“Pro Rata Repatriated Offshore” has the meaning given to that term in Clause 29.4 (Distributions of Guarantee Proceeds — partial offshore repatriation).

“SAFE Registered Amount” means, at any time and in respect of the Onshore Guarantee Agreement, the guaranteed amount registered with SAFE in respect of the Onshore Guarantee Agreement and as evidenced in the foreign security registration statement (对外担保登记表) in force at that time.

29.2 Guarantee enforcement

(a)                                 Notwithstanding any other provision of this Agreement, the Agent is authorised by each other Finance Party to, and is entitled to:

(i)                                     exercise and enforce, on behalf of the Finance Parties, any rights, powers, discretions and remedies vested in it or any other Finance Party under or in connection with the Onshore Guarantee Agreement (including, for the avoidance of doubt, making any demand on the Onshore Guarantor, receiving and distributing any proceeds under the Onshore Guarantee Agreement, and instructing and directing the payment and distribution and any currency conversion (if applicable) of any such proceeds); and

(ii)                                  act on behalf of any Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to the Onshore Guarantee Agreement.

29.3 Distributions of Guarantee Proceeds — Full Offshore Repatriation

(a)                                 This Clause 29.3 shall apply in the case where at the time of any demand or enforcement of the Onshore Guarantee Agreement, the relevant SAFE Registered Amount in respect of the Onshore Guarantee Agreement is no less than the Total Commitments of all Lenders at that time.

(b)                                 If, at the time of any demand or enforcement of the Onshore Guarantee Agreement, the relevant SAFE Registered Amount in respect of the Onshore Guarantee Agreement is no less than the Total Commitments of all Lenders at that time, the Borrower shall procure that the Onshore Guarantor will:

(i)                                     promptly notify the Agent upon request by the Agent the identity of the Local Bank for the purposes of remittance of any Guarantee Proceeds in respect of the Onshore Guarantee Agreement, provided that such Local Bank shall be a reputable bank in the PRC;

(ii)                                  procure that all Guarantee Proceeds in respect of the Onshore Guarantee Agreement (to the extent not already paid to the Agent or to the order of the Agent) will, promptly, and in any event within any timeframe stipulated under the terms of the Onshore Guarantee Agreement, be remitted in full to the Local Bank;

(iii)                               to the extent any such Guarantee Proceeds so paid to the Local Bank is denominated in RMB or any currency other than US dollars, instruct the relevant Local Bank to convert such Guarantee Proceeds into US dollars; and

(iv)                              upon all necessary currency conversion described in paragraph (b)(iii) above, instruct the relevant Local Bank to remit and repatriate all Guarantee Proceeds so paid to the Local Bank in full to the Agent (or to its order) to such account specified by the Agent (such remittance and repatriation, the “Full Offshore Repatriation”, and references to any amount being “Fully Repatriated Offshore” should be construed accordingly).

(c)                                  Any Guarantee Proceeds being Fully Repatriated Offshore shall be applied towards the obligations of the Onshore Guarantor under the Finance Documents in accordance with Clause 30.6 (Partial payments). For the avoidance of doubt, any such Guarantee Proceeds received or recovered by any Finance Party, shall, to the extent not provided in this Clause 29, be subject to the provisions in Clause 28 (Sharing among the Finance Parties).

29.4 Distributions of Guarantee Proceeds — partial offshore repatriation

(a)                                 This Clause 29.4 shall apply in the case where at the time of any demand or enforcement of the Onshore Guarantee Agreement, the relevant SAFE Registered Amount is less than the Total Commitments of all Lenders at that time.

(b)                                 If, at the time of any demand or enforcement of the Onshore Guarantee Agreement, the relevant SAFE Registered Amount is less than the Total Commitments of all Lenders at that time, the Borrower shall procure that the Onshore Guarantor will:

(i)                                     promptly notify the Agent upon request by the Agent the identity of the Local Bank for the purposes of remittance of any Guarantee Proceeds in respect of the Onshore Guarantee Agreement, provided that such Local Bank shall be a reputable bank in the PRC;

(ii)                                  procure that all Guarantee Proceeds in respect of the Onshore Guarantee Agreement (to the extent not already paid to the Agent or to the order of the Agent) will, promptly, and in any event within any timeframe stipulated under the terms of the Onshore Guarantee Agreement, be remitted in full to the Local Bank;

(iii)                               to the extent any applicable Offshore Allocation Amount in respect of the relevant Guarantee Proceeds so paid to the Local Bank is denominated in RMB or any currency other than US dollars, instruct the relevant Local Bank to convert such Offshore Allocation Amount into US dollars; and

(iv)                              upon all necessary currency conversion described in paragraph (b)(iii) above, instruct the relevant Local Bank to, at or about the same time:

(A)                               remit and repatriate the conversion proceeds of all applicable Offshore Allocation Amount so paid to the Local Bank in full to the Agent (or to its order) to such account specified by the Agent (such remittance and repatriation, the “Pro Rata Offshore Repatriation”, and references to any amount being “Pro Rata Repatriated Offshore” should be construed accordingly); and

(B)                               transfer all applicable Onshore Allocation Amount in respect of the relevant Guarantee Proceeds so paid to the Local Bank to the Onshore Lenders to such account of the Onshore Lenders as directed by the Agent.

(c)                                  Any Guarantee Proceeds being Pro Rata Repatriated Offshore shall be applied towards the obligations of that Onshore Guarantor owed to the Offshore Finance Parties under the Finance Documents in accordance with Clause 30.6 (Partial payments). For the avoidance of doubt, any such Guarantee Proceeds received or recovered by any Finance Party, shall, to the extent not provided in this Clause 29, be subject to the provisions in Clause 28 (Sharing among the Finance Parties).

(d)                                 Any Onshore Allocation Amount described in paragraph (b)(iv)(B) above shall be applied towards the obligations of the Onshore Guarantor owed to the Onshore Lenders under the Finance Documents in accordance with Clause 30.6 (Partial payments).

(e)                                  Each Onshore Lender shall, promptly upon request by the Agent or any Obligor, provide to the Agent or such Obligor (or if so requested, the relevant Local Bank) its account details for the purposes of receiving any Onshore Allocation Amount in accordance with paragraph (b)(iv)(B) above.

29.5 Instructions

For the avoidance of doubt, if the Onshore Guarantor has complied with Clause 29.3 (Distribution of Guarantee Proceeds — Full Offshore Repatriation) or, as the case may be, Clause 29.4 (Distribution of Guarantee Proceeds — partial offshore repatriation) with respect to any amount payable by it under the Onshore Guarantee Agreement, it shall be considered to discharge its obligations to make the payment of such amount in accordance with the terms of the Onshore Guarantee Agreement.

29.6 Further assurance

Each Obligor party hereto shall and shall procure that the Onshore Guarantor will, at its own cost, promptly take all such action as is available to it (including executing any document, making any filings and registrations, and giving any instructions and mandates to the relevant Local Bank or any other person, in each case, in such manner and in such form as the Agent may reasonably require) as may be reasonably required by the Agent for the purpose of giving effect to any provision of this Clause 29 or facilitating or consummating any transfer, distribution or any other action or transaction contemplated by, or pursuant to, this Clause 29.

SECTION 11

ADMINISTRATION

30.                               PAYMENT MECHANICS

30.1 Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

(c)                                  This Clause 30.1 is subject to Clause 29 (Enforcement of Onshore Guarantee Agreement).

30.2 Distributions by the Agent

(a)                                 Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)                                 The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any assignment or transfer becomes effective pursuant to Clause 24 (Changes to the Lenders) to the Lender so entitled immediately before such assignment or transfer took place regardless of the period to which such sums relate.

30.3 Distributions to an Obligor

The Agent may (with the consent of the relevant Obligor party hereto or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4 Clawback and pre-funding

(a)                                 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 Unless paragraph (c) below applies, if the Agent pays an amount (on account of an amount payable by a Party other than the Agent itself under any Finance Document) to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent calculated by it to reflect its cost of funds.

(c)                                  If the Agent is willing to make available amounts for the account of the Borrower (on account of any amount to be paid by the Lenders to the Borrower) before receiving funds from the Lenders, then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it so paid to the Borrower:

(i)                                     the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)                                  the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

30.5 Impaired Agent

(a)                                 If, at any time, the Agent becomes an Impaired Agent, an Obligor party hereto or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 30.1 (Payments to the Agent) may instead either:

(i)                                     pay that amount direct to the required recipient(s); or

(ii)                                  if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause 30.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly upon the appointment of a successor Agent, each Paying Party shall (other than to the extent that Party has given an instruction pursuant to paragraph (c) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 30.2 (Distributions by the Agent).

(e)                                  A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)                                     that it has not given an instruction pursuant to paragraph (d) above; and

(ii)                                  that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

30.6 Partial payments

(a)                                 Subject to Clause 29 (Enforcement of Onshore Guarantee Agreement), if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                    first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Arranger under the Finance Documents;

(ii)                                secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                            thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                             fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.7 No set-off by Obligors

All payments to be made by an Obligor party hereto under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.8 Business Days

(a)                                 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.9 Currency of account

(a)                                 Subject to paragraphs (b) to (e) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

30.10 Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)                                 the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.10; and

(f)                                   the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.                               SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. Such Finance Party shall promptly notify that Obligor of any such set-off or conversion.

32.                               NOTICES

32.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents by a Party to another Party shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of the Borrower and the Guarantors, that identified with its name below or identified with its name in the Onshore Guarantee Agreement to which it is a party (as the case may be);

(b)                                 in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                  in the case of the Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

32.3 Delivery

(a)                                 Any communication or document made or delivered by one Party to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)                                  All notices from or to an Obligor party hereto shall be sent through the Agent.

(d)                                 Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors party hereto.

(e)                                  Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt or on a day which is not a working day in that place, shall be deemed only to become effective on the following working day in that place. For this purpose working days are days other than Saturdays, Sundays and bank holidays.

32.4 Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

32.5 Electronic communication

(a)                                 Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)                                     notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                                  notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                                 Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)                                  Any such electronic communication or delivery as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)                                 Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. or on a day which is not a working day in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following working day in that place. For this purpose, working days are days other than Saturdays, Sundays and bank holidays.

(e)                                  Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 32.5.

32.6 Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

32.7 English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.                               CALCULATIONS AND CERTIFICATES

33.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2 Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3 Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.                               PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No waiver or election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

36.                               AMENDMENTS AND WAIVERS

36.1 Required consents

(a)                                 Subject to Clause 36.2 (All Lender matters) and Clause 36.3 (Other exceptions), any term of the Finance Documents (other than any Fee Letter) may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent (in accordance with Clause 2.4 (Obligors’ Agent) and paragraph (c) below) and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36.

(c)                                  Without prejudice to the other provisions of this Agreement, each Obligor party hereto agrees to any such amendment or waiver permitted by this Clause 36 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Obligors.

36.2 All Lender matters

Subject to Clause 36.4 (Replacement of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)                                 the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)                                 an extension to the date of payment of any amount under the Finance Documents;

(c)                                  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)                                 a change in currency of payment of any amount under the Finance Documents;

(e)                                  an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

(f)                                   a change to the Borrower or the Guarantors;

(g)                                  any provision which expressly requires the consent of all the Lenders;

(h)                                 Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 8.8 (Application of prepayments), Clause 24 (Changes to the Lenders), Clause 25 (Changes to the Obligors), Clause 28 (Sharing among the Finance Parties), Clause 29 (Enforcement of Onshore Guarantee Agreement), this Clause 36, the governing law of any Finance Document or Clause 41.1 (Jurisdiction of English courts);

(i)                                     the release of any guarantee and indemnity granted under Clause 18 (Guarantee and indemnity) or under the Onshore Guarantee Agreement;

(j)                                    (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and indemnity) or under the Onshore Guarantee Agreement; and

(k)                                 the order of priority or subordination under any Subordination Deed.

shall not be made without the prior consent of all the Lenders.

36.3 Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or that Reference Bank, as the case may be.

36.4 Replacement of Screen Rate

(a)                                 Subject to Clause 36.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to the Screen Rate for dollars, any amendment or waiver which relates to:

(i)                                     providing for the use of a Replacement Benchmark in relation to dollars in place of the Screen Rate; and

( )

(A)                               aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)                               enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)                               implementing market conventions applicable to that Replacement Benchmark;

(D)                               providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark;

(E)                                adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)                                 If, as at 31 December 2022 this Agreement provides that the rate of interest for a Loan in US dollars is to be determined by reference to the Screen Rate:

(i)                                     a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate US dollars; and

(ii)                                  the Agent (acting on the instructions of the Majority Lenders) and the Obligors shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to US dollars in place of the Screen Rate from and including a date no later than 30 March 2023.

36.5 Excluded Commitments

If:

(a)                                 any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of any Finance Document within three Business Days of that request being made; or

(b)                                 any Lender which is not a Defaulting Lender fails to respond to such a request or such a vote within 15 Business Days of that request being made,

(unless, in either case, the Borrower and the Agent agree to a longer time period in relation to such request):

(i)                                     its Commitment, Available Commitment and participation(s) in Loan(s) shall not be included for the purpose of calculating the aggregate Commitments, Available Commitments and Loans when ascertaining whether the consent of Lender(s) holding any relevant percentage (including, for the avoidance of doubt, unanimity) of the Commitments, Available Commitments and/or Loans has been obtained to approve that request; and

(ii)                                  its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

36.6 Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)                                     the Majority Lenders; or

(ii)                                  whether:

(A)                               the consent of Lender(s) holding any given percentage (including, for the avoidance of doubt, unanimity) of the Commitments, Available Commitments and/or Loans; or

(B)                               the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Available Commitment under each Facility shall (for such purposes) be deemed to be zero and that Defaulting Lender’s Commitment under each Facility will (for such purpose) be reduced by the amount of its Available Commitment (determined without giving effect to this Clause 36.6) under that Facility and, to the extent that that Defaulting Lender’s Commitment for each Facility is zero after giving effect to that reduction, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)                                 For the purposes of this Clause 36.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

36.7 Replacement of a Lender

(a)                                 If, at any time:

(i)                                     any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)                                  a Lender has become and continues to be a Defaulting Lender,

the Borrower may, by giving five Business Days’ prior written notice to the Agent and such Lender:

(A)                               replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(B)                               require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of that Lender and its corresponding obligations; or

(C)                               require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) (a “Replacement Lender”), (in each case of (A) or (C)) for a purchase price in cash payable at the time of transfer which is either:

(1)                                 in an amount equal to the outstanding principal amount of such Lender’s participation in (in the case of (A)) the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents or (in the case of (C)) the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation to the Loans under the Finance Documents; or

(2)                                 in an amount agreed between (I) that relevant Non-Consenting Lender or Defaulting Lender, (II) the Replacement Lender and (III) the Borrower and which does not exceed the amount described in paragraph (1) above.

(b)                                 Any transfer of rights and obligations of a relevant Non-Consenting Lender or Defaulting Lender pursuant to this Clause 36.7 shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent;

(ii)                                  neither the Agent nor the relevant Non-Consenting Lender or Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)                               the transfer must take place no later than 20 Business Days after the notice from the Borrower referred to in paragraph (a) above;

(iv)                              in no event shall the relevant Non-Consenting Lender or Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the relevant Non-Consenting Lender or Defaulting Lender pursuant to the Finance Documents; and

(v)                                 the relevant Non-Consenting Lender or Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to that transfer to the Replacement Lender.

(c)                                  The relevant Non-Consenting Lender or Defaulting Lender shall perform the procedures described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those procedures.

(d)                                 In the event that:

(i)                                     the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)                                  the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)                               Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments immediately prior to that reduction to zero), have given such consent or agreed to such waiver or amendment, then any Lender who does not and continues not to so consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

37.                               CONFIDENTIAL INFORMATION

37.1 Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information) and Clause 37.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.2 Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its head office, branch, Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, agents, Representatives and service providers such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the Confidential Information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (b) of Clause 26.14 (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law;

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                           to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.10 (Security over Lenders’ rights);

(viii)                        who is a Party; or

(ix)                              with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                               in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

37.3 Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 Clause 40 (Governing law);

(vi)                              the names of the Agent and the Arranger;

(vii)                           date of each amendment and restatement of this Agreement;

(viii)                        amounts of, and names of, the Facility (and any tranches);

(ix)                              amount of Total Commitments;

(x)                                 currencies of the Facility;

(xi)                              type of Facility;

(xii)                           ranking of Facility;

(xiii)                        Termination Date for Facility;

(xiv)                       changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)                          such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor party hereto represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Borrower and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

37.4 Entire agreement

This Clause 37.4 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.5 Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.6 Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law) to inform the Borrower:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 37.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37.

37.7 Continuing obligations

The obligations in this Clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

38.                               CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

38.1 Confidentiality and disclosure

(a)                                 The Agent and each Obligor party hereto agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)                                 The Agent may disclose:

(i)                                     any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 9.4 (Notification of rates of interest); and

(ii)                                  any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)                                  The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor party hereto may disclose any Funding Rate, to:

(i)                                     any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)           any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)          any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)          any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)                                 The Agent’s obligations in this Clause 38 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

38.2 Related obligations

(a)                                 The Agent and each Obligor party hereto acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor party hereto undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)                                 The Agent and each Obligor party hereto agree (to the extent permitted by law) to inform the relevant Lender or Reference Bank, as the case may be:

(i)                                     of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 38.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                  upon becoming aware that any information has been disclosed in breach of this Clause 38.

39. COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.                               GOVERNING LAW

This Agreement and all non-contractual obligations arising out of or in connection with this Agreement are governed by the English law.

41. ENFORCEMENT

41.1 Jurisdiction of English courts

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2 Service of process

(a)                                 Without prejudice to any other mode of service allowed under any relevant law, each Obligor party hereto (other than an Obligor incorporated in England and Wales):

(i)            irrevocably appoints Law Debenture as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)           agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process pursuant to paragraph (a) is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors party hereto) must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent for such service of process. Failing this, the Agent may appoint another agent for this purpose.

42.                               WAIVER OF IMMUNITY

Each Obligor party hereto irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)                                 suit;

(b)                                 jurisdiction of any court;

(c)                                  relief by way of injunction or order for specific performance or recovery of property;

(d)                                 attachment of its assets (whether before or after judgment); and

(e)                                  execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                                      Obligors

(a)                                 A copy of the constitutional documents of each Obligor and the register of directors and officers and the register of mortgages and charges of the Borrower.

(b)                                 A copy of a resolution of the board of directors of each Obligor:

(i)            approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)           authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iv)          in the case of each Offshore Guarantor, resolving that it is in the best interests of such Offshore Guarantor to enter into the transactions contemplated by the Finance Documents to which it is a party, giving reasons; and

(v)           (with respect to the Borrower only) approving the entry into and performance by each Guarantor of its obligations under, and the transactions contemplated by, the Finance Documents to which such Guarantor is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above or paragraph (d) below.

(d)                                 A copy of a resolution signed by all the holders of the issued shares in each Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

(e)                                  A certificate of each Obligor (signed by an authorised signatory):

(i)            confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on that Obligor to be exceeded; and

(ii)           certifying that each copy document relating to it specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)                                   A certificate of good standing in respect of the Borrower issued by the Registrar of Companies in the Cayman Islands dated no earlier than the date falling 30 days before the date of the legal opinion referred to in paragraph 3(d) below.

2.                                      Finance Documents

(a)                                 This Agreement duly executed by all original parties to it.

(b)                                 A Fee Letter duly executed by JPM Arranger and the Borrower.

(c)                                  A Fee Letter duly executed by the Agent and the Borrower.

(d)                                 The Onshore Guarantee Agreement duly executed by all parties thereto.

3.                                      Legal opinions

(a)                                 A legal opinion of Clifford Chance, legal advisers to the Arranger and the Agent in respect of English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                 A legal opinion of Clifford Chance, legal advisers to the Arranger and the Agent in respect of Hong Kong law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)                                  A legal opinion of Han Kun Law Offices, legal advisers to the Arranger and the Agent in respect of the PRC law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(d)                                 A legal opinion of Walkers (Singapore) Limited Liability Partnership, the legal advisers to the Arranger and the Agent in respect of the Cayman Islands law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.                                      Other documents and evidence

(a)                                 Evidence that any process agent required to be appointed by any Obligor pursuant to any Finance Document, has accepted its appointment.

(b)                                 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (acting reasonably) (if it has notified the Borrower of such Authorisation, document, opinion or assurance before the date of this Agreement) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)                                  The Original Financial Statements.

(d)                                 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid no later than the First Utilisation Date.

(e)                                  Evidence that the Onshore Guarantor has submitted the Onshore Guarantee Agreement to SAFE for the purpose of effecting NBWD registration thereof with SAFE pursuant to paragraph (c)(i)(A) of Clause 22.30 (NDRC Filing and SAFE Registration).

(f)                                   A copy of the Group Structure Chart.

(g)                                  A copy of each Restricted Entity Contract (relating to any Restricted Entity of any member of the Group) executed by the parties thereto.

(h)                                 Evidence required and reasonably requested by each Finance Party in respect of each Obligor for the purpose of any “know your customer”, anti-money laundering or similar identification procedures under applicable laws and regulations and internal policies.

(i)                                     Evidence that the NDRC Filing in respect of the Facility has been completed in accordance with paragraph (b)(i) of Clause 22.30 (NDRC Filing and SAFE Registration).

(j)                                    Confirmation from an authorised signatory of the Borrower and the external legal counsel to the Borrower that neither (A) the entry into or performance by any Obligor of its obligations under the Finance Documents to which such Obligor is a party nor (B) the transactions contemplated by the Finance Documents requires any consent or approval from any shareholder of the Borrower under the shareholders’ agreement in respect of the Borrower dated 9 August 2019 (as amended from time to time).

PART B

CONDITIONS PRECEDENT TO EACH UTILISATION

1.                                      Certification in the Utilisation Request for the proposed Utilisation (or a certificate by the Borrower signed by an authorised signatory thereof) that the proposed Utilisation is for operational purpose; or

2.                                      Certification in the Utilisation Request for the proposed Utilisation (or a certificate by the Borrower signed by an authorised signatory thereof) that the proposed Utilisation is for non-operational purposes, including particulars of such non-operation purposes.

PART C

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY A

SUBORDINATION DEED PARTY

In respect of any person executing a Subordination Deed (a “Proposed Subordination Deed Party”):

1.                                      A Subordination Deed, duly executed by the Proposed Subordination Deed Party.

2.                                      A copy of the constitutional documents of the Proposed Subordination Deed Party.

3.                                      A copy of a resolution of the board of directors of the Proposed Subordination Deed Party:

(a)                                 approving the terms of, and the transactions contemplated by, such Subordination Deed and the Finance Documents and resolving that it execute such Subordination Deed;

(b)                                 authorising a specified person or persons to such Subordination Deed (as the case may be) on its behalf;

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents; and

(d)                                 in the case of such Proposed Subordination Deed Party, resolving that it is in the best interests of that Proposed Subordination Deed Party to enter into the transactions contemplated by such Subordination Deed and the Finance Documents to which that Proposed Subordination Deed Party is a party, giving reasons.

4.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above or paragraph 5 below.

5.                                      (To the extent required pursuant to applicable law) a copy of a resolution signed by all the holders of the issued shares of the Proposed Subordination Deed Party, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Proposed Subordination Deed Party is a party.

6.                                      A certificate of an authorised signatory of the Proposed Subordination Deed Party certifying that each copy document listed in this Part C of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Subordination Deed (as the case may be).

7.                                      A copy of any other Authorisation or other document, opinion or assurance which the Agent considers (acting reasonably) to be necessary or reasonably required in connection with the entry into and performance of the transactions contemplated by such Subordination Deed or for the validity and enforceability of any Finance Document.

8.                                      A legal opinion of legal advisers to the Arranger and the Agent (failing which a legal opinion of legal advisers to the Borrower) in respect of English law.

9.                                      If the Proposed Subordination Deed Party is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by any law other than English law, a legal opinion of the laws in the jurisdiction of its incorporation or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction.

10.                               If the Proposed Subordination Deed Party is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 41.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the Proposed Subordination Deed Party.

SCHEDULE 3

UTILISATION REQUEST

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

THE SCHEDULE

Commitment/rights and obligations to be transferred

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 7

EXISTING GUARANTEE, LOAN AND SECURITY/QUASI-SECURITY

PART A

EXISTING FINANCIAL INDEBTEDNESS

PART B

EXISTING GUARANTEE

PART C

EXISTING LOAN

PART D

EXISTING SECURITY/QUASI-SECURITY

SCHEDULE 8

FORM OF INCREASE CONFIRMATION

SCHEDULE

Relevant Commitment /rights and obligations to be assumed by the Increase Lender

SCHEDULE 9
TIMETABLES

SCHEDULE 10

FORM OF LENDERS ACCESSION MEMORANDUM

SCHEDULE 11
WHITE LIST

SIGNATURES

THE BORROWER

XIAOJU KUAIZHI INC.

By:	/s/ CHENG Wei

Name:	CHENG Wei

Title:	Director

Address:	Building No. 34, Shangdong Digital Valley, No. 8 Yard Dongbeiwang Road, Haidian District, Beijing, PRC

Fax No:	N/A

Attention:	*********

Email:	*********

Signature Page to the Facility Agreement

THE OFFSHORE GUARANTOR

XIAOJU SCIENCE AND TECHNOLOGY (HONG KONG) LIMITED 小桔科技香港有限公司

By:	/s/ CHENG Wei

Name:	CHENG Wei

Title:	Director

Address:	Building No. 34, Shangdong Digital Valley, No. 8 Yard Dongbeiwang Road, Haidian District, Beijing, PRC

Fax No:	N/A

Attention:	*********

Email:	*********

Signature Page to the Facility Agreement

THE OFFSHORE GUARANTOR

DIDI (HK) SCIENCE AND TECHNOLOGY LIMITED 滴滴 (香港) 科技有限公司

By:	/s/ CHENG Wei

Name:	CHENG Wei

Title:	Director

Address:	Building No. 34, Shangdong Digital Valley, No. 8 Yard Dongbeiwang Road, Haidian District, Beijing, PRC

Fax No:	N/A

Attention:	*********

Email:	*********

Signature Page to the Facility Agreement

THE MANDATED LEAD ARRANGER AND BOOKRUNNER

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:	/s/ Sonia Li

Name:	Sonia Li

Title:	Managing Director

Signature Page to the Facility Agreement

THE MANDATED LEAD ARRANGER AND BOOKRUNNER

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Charles Johnston

Name:	Charles Johnston

Title:	Managing Director

Signature Page to the Facility Agreement

THE MANDATED LEAD ARRANGER AND BOOKRUNNER

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Jennifer DeFazio

Name:	Jennifer DeFazio

Title:	Authorized Signatory

Signature Page to the Facility Agreement

THE MANDATED LEAD ARRANGER

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ Benny K H Chung

Name:	Benny K H Chung

Title	SENIOR VICE PRESIDENT

Signature Page to the Facility Agreement

THE MANDATED LEAD ARRANGER

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH

By:	/s/ Adnan Meraj

Name:	Adnan Meraj

Title	Managing Director, Co-Head of Asia Pacific Syndicated & Leveraged Finance

Signature Page to the Facility Agreement

THE MANDATED LEAD ARRANGER

BARCLAYS BANK PLC

By:	/s/ Wong Tse Kay Michael

Name:	Wong Tse Kay Michael

Title	Authorised Signatory

Signature Page to the Facility Agreement

THE MANDATED LEAD ARRANGER

CITICORP NORTH AMERICA, INC.

By:	/s/ Jeroen Fikke

Name:	Jeroen Fikke

Title	President

Signature Page to the Facility Agreement

THE LEAD ARRANGER

MIZUHO BANK, LTD. (INCORPORATED IN JAPAN WITH LIMITED LIABILITY)

By:	/s/ Emily Lim

Name:	Emily Lim

Title:	Director

Signature Page to the Facility Agreement

THE ORIGINAL LENDER

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:	/s/ Sonia Li

Name:	Sonia Li

Title:	Managing Director

Signature Page to the Facility Agreement

THE ORIGINAL LENDER

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Charles Johnston

Name:	Charles Johnston

Title:	Managing Director

Signature Page to the Facility Agreement

THE ORIGINAL LENDER

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Jennifer DeFazio

Name:	Jennifer DeFazio

Title:	Authorized Signatory

Signature Page to the Facility Agreement

THE ORIGINAL LENDER

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ Benny K H Chung

Name:	Benny K H Chung

Title	SENIOR VICE PRESIDENT

Signature Page to the Facility Agreement

THE ORIGINAL LENDER

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH

By:	/s/ Adnan Meraj

Name:	Adnan Meraj

Title	Managing Director, Co-Head of Asia Pacific Syndicated & Leveraged Finance

Signature Page to the Facility Agreement

THE ORIGIN LENDER

BARCLAYS BANK PLC

By:	/s/ Wong Tse Kay Michael

Name:	Wong Tse Kay Michael

Title	Authorised Signatory

Signature Page to the Facility Agreement

THE ORIGIN LENDER

CITICORP NORTH AMERICA, INC.

By:	/s/ Jeroen Fikke

Name:	Jeroen Fikke

Title	President

Signature Page to the Facility Agreement

THE ORIGINAL LENDER

MIZUHO BANK, LTD. (INCORPORATED IN JAPAN WITH LIMITED LIABILITY),
HONG KONG BRANCH

By:	/s/ Davis Chai

Name:	Davis Chai

Title:	Managing Director

Signature Page to the Facility Agreement

THE AGENT

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:	/s/ Tan Lay Choo

Name:	Tan Lay Choo

Title:	Associate

Address:	*********

Tel:	*********

Fax:	N/A

Attention:	*********

Email:	*********

Signature Page to the Facility Agreement